This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

Exhibit 99.3

eport - 2026

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

As of March 31, 2026


Bruce Woodbury Beltway

Including:

Chapter A - BOD Report of Company's Business.

Chapter B - Financial Statements as of March 31, 2026

Chapter C - Director Statements

PACIFIC OAK

3857 Birch St
Newport Beach, CA 92660-2616

PACIFIC OAK SOR (BVI) Holdings Ltd.

(the "Company")

The Board of Directors of the Company hereby submits the Board of Directors Report of the Company for the three-month period ending March 31, 2026 (hereinafter: the 'Reported Period" or the "Report Period).

The review is limited in scope and relates to events and changes that have occurred in the state of the affairs of the Company in the Reported Period. The report is prepared under the assumption that the readers are in possession of the Board of Directors' Report on the affairs of the Company as of December 31, 2025, which was attached to the 2025 Periodic Report of the Company[1] and which is presented in this report by way of reference (hereinafter: the "2025 Periodic Report").

As of the date of publication of the report, grounds exist for declaring Series B and D debentures immediately due and payable. For details, see Part E below, Dedicated Disclosure to the Company's debenture holders.

It should be noted that on February 17, 2026, S&P Global Ratings Maalot Ltd. announced the discontinuation of the rating of the Company's debentures. For details, see the notice by Maalot, reference no. 2026-15-015594.

[1] Published on April 16, 2026 (reference number: 2026-01-035767).

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Part One – A brief description of the Company and the business environment thereof

1. <u>The Company and the business environment thereof</u>

A. The Company was incorporated on December 18, 2015 as a private company limited by shares, in accordance with the provisions of the British Virgin Islands (BVI) Business Companies Act, 2004, for the purpose of raising debt from the public in Israel through the issuance of Debentures, not convertible into shares, on the Tel Aviv Stock Exchange Ltd.

B. As of the date of this report, the Company has two series of Debentures; Debentures (Series B), the balance of which as of the date of this report's release totals ILS 388,237,587 par value, and Debentures (Series D), the balance of which as of the date of this report's release totals ILS 587,063,000 par value. For more details on the Debentures (Series B), and Debentures (Series D) see the dedicated disclosure to debentures holders in Part Four below.

2. Events during and after the reporting period

2.1. Creditors' meeting of the Company for approval of a debt arrangement

On April 30, 2026, a creditors' meeting of the Company was held for the approval of a debt arrangement, which was published in the Company's immediate report dated April 17, 2026[2]. For details regarding the results of the said creditors' meeting, as received from the trustee for the holders of the Company's debentures, see the Company's immediate report dated May 1, 2026, reference no. 2026-01-040454, the contents of which are included in this report by way of reference.

Furthermore, for details regarding objections and responses filed with the Court concerning the approval of the debt restructuring, see the Company's immediate reports dated May 18, 19, and 24, 2026 (Reference Nos. 2026-01-045945, 2026-01-046241, and 2026-01-047330), the information therein is incorporated in this report by reference.

On May 24, 2026, subsequent to the report date, the Tel Aviv District Court rendered its decision, according to which, insofar as the debt restructuring is approved, a restructuring administrator will be appointed, whose powers will not be limited solely to reviewing the debt claims of the objectors. Within its decision, the Court granted the Bond Trustee three days to notify whether it stands by its petition to approve the proposed debt restructuring, or whether it will seek to advance a motion for an order to commence proceedings under Chapter B. On May 25, 2026, this deadline was extended until June 3, 2026, and therefore, as of the publication date of this report, the Court's decision on the matter has not yet been rendered. For further details, see

2 Reference: 2026-01-035898, the contents of which are included in this report by way of reference.

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the Company's immediate report dated May 24, 2026 (Reference No. 2026-01-047593), the information therein is incorporated in this report by reference.

The text of the debt arrangement was attached to a disclosure report pursuant to Regulation 37K of the Securities Regulations, which the Company published on April 26, 2026, reference no. 2026-01-038064, the contents of which are included in this report by way of reference, (hereinafter: the "**Debt Arrangement**". In summary, it includes, among other things, the provisions set out below regarding the amendment of the debt terms for debenture holders.

A. **Amendment of the debt terms for the debenture holders**

The payment dates of the principal of Series B and Series D Debentures will be consolidated and will be paid according to the new amortization schedule. The payment dates in the new amortization schedule will apply to all creditors.

During the period from August 1, 2025, until the Completion Date, as this term is defined in the proposed Debt Arrangement, the annual interest rate on the debentures will be amended retroactively and will stand at 11% annual shekel interest, without linkage to the index. From the Completion Date onward, the annual interest rate on the debentures will be amended and will stand at 11.5% annual shekel interest, without linkage to the index. The existing default interest under the deeds of trust, including its terms, will not be amended under the Debt Arrangement.

If the debenture holders adopt a resolution for mandatory early redemption, without the existence of grounds for immediate repayment, as stated in Section 19.3 of the Debt Arrangement, and also in the event that the Company's debt is declared immediately due and payable due to the going concern note included in the Company's financial statements as of February 4, 2026, the "Specific Immediate Repayment Ground", as distinct from a case in which this going concern note is no longer included in one of the Company's financial statements during the period after January 1, 2026, and subsequently returns and is included again in one of the Company's financial statements, then, without derogating from the debenture holders' right to receive the full amount of their debt, principal and interest, in these cases they will not be entitled to default interest. However, the foregoing does not derogate from the debenture holders' right to default interest in any other case, including where the Company's debt is declared immediately due and payable on the basis of any ground for immediate repayment other than the Specific Immediate Repayment Ground.

On the final repayment date, if the debentures are repaid in full, the debenture holders will be paid an additional payment equal to the lower of the following two alternatives: (a) interest at an annual rate of 1.5%, calculated on the full principal amount of the debentures for the period from August 31, 2026, until the final repayment date or until the date of full early redemption of the debentures, whichever is earlier; or (b) 50% of the aggregate balance of all properties

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and rights of every kind and type, including cash and cash equivalents, of the Pacific Group, as such balance will be five business days before the earlier of: (1) the final repayment date; or (2) the date on which full early redemption of the debentures is completed, if full early redemption is carried out.

Such additional payment, subject to the conditions above, will also be paid proportionately, with the necessary adjustments, in respect of the Company's debts to additional creditors.

Regarding the Company's ability to repay the full debt to the debenture holders and to the Company's creditors even if the Debt Arrangement is approved, the Company draws attention in this regard to the final paragraph of Section 3.5.5 of Chapter B of the Company's financial statements for 2025.

B. **Use of funds in the interest reserve**

On the Completion Date, the debenture holders of Series B and the debenture holders of Series D, as applicable, will be paid, on account of the debt owed to them, the full amount of the interest reserve funds as held at that time by the trustee for Debentures B and Debentures D, as applicable, after deducting the amount required for providing the balance of the loans that the debenture holders approved to be provided to the Company, insofar as these have not been provided in full by the Completion Date.

C. **Mandatory early redemption**

The debenture holders will have the right, at any time, to require the Company to repay the full debt in respect of the debentures, including principal and interest, by way of early redemption, an early redemption ("**Mandatory Early Redemption**"), provided that both debentures series, Series B and Series D, and not only one of them, adopt a resolution for Mandatory Early Redemption at a meeting of the debenture holders of each of the series, namely, at separate meetings of each of the two series. Such meetings must be convened at the request of one or more holders who own at least 15% of the debentures of each of the debentures series, for the purpose of adopting a resolution on Mandatory Early Redemption, by a majority of 66% of the total votes participating in the vote, excluding abstentions, for each series separately.

D. **Immediate repayment and realization of collateral**

The provisions of Section 8 of each of the deeds of trust concerning immediate repayment will be amended as follows:

Each of the grounds for immediate repayment under Section 8 of each of the deeds of trust, as amended pursuant to this Arrangement, will, upon its occurrence, also constitute grounds for the debenture holders of the relevant series to realize any collateral and any pledge granted in favor of the Trustee for the benefit of the debenture holders of that series.

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The following additional grounds will be added to Section 8 of each of the deeds of trust. The following will apply separately with respect to each of the said trust deeds:

(1) In the event that the Company's shares are held by a third party that is not the Partnership, the sole shareholder of the Company, and in any case in which rights in the partnership are held by a third party, that is not the REIT fund; in the event that more than 10% of the shares of the REIT fund are held by one shareholder or by a group of shareholders acting jointly or in coordination among themselves; or in the event that insolvency proceedings are initiated against the REIT or against the partnership, including if an officer, functionary, receiver, trustee, or similar appointee is appointed for the REIT or the Partnership.

(2) The termination of the term of office of the new directors, the increase of the board of directors beyond five directors, or the delegation of powers of the board of directors, in each case if carried out without the consent of the debenture holders.

(3) The replacement of the existing management company, Westdale, and/or the termination of its term as the company providing management services to the Company, and/or any amendment to the terms of the existing services agreement with it, and/or the removal of powers granted to it under the services agreement, insofar as any of the actions described is carried out without the consent of the debenture holders.

(4) A breach of an undertaking under this Arrangement and/or under the deeds of trust as amended pursuant to this Arrangement, including a breach of the Company's undertakings to create and register pledges as described in the proposed Debt Arrangement, and a breach of the restrictions on the Company's activity described in the proposed agreement.

In addition, the grounds for immediate repayment listed in the deeds of trust under Sections 8.1.12, breach of financial covenants; 8.1.13, distribution pursuant to the terms of the original trust deed; 8.1.14, downgrade; 8.1.21, discontinuation of rating; and 8.1.29, incurring debt not in accordance with the terms of the original deed, will be deleted.

E. **Pledges, guarantees, and payment waterfall**

The Company undertakes to create pledges in favor of the trustee for the debenture holders within 105 days from the date of finalizing the Arrangement, for all of the Company's unencumbered assets, including all rights in each asset and rights to the fruits or proceeds of such asset.

An irrevocable and unconditional deed of guarantee will be signed by the entities Pacific Oak SOR Properties LLC, Pacific Oak Strategic Opportunity Limited Partnership II, Pacific Oak SOR US Properties II LLC, and Pacific Oak

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SOR Equity Holdings X LLC in favor of the Trustee for the benefit of the debenture holders, to secure the Company's debt to the holders of Debentures Series B and Series D.

The additional creditors will have the right to a portion of the proceeds from the Company's assets and rights, including the pledged assets and the guaranteeing companies, according to the following payment waterfall: (1) secured creditors in the asset; (2) payment of the debts of the property entity; (3) completion of the Company's minimum reserve; (4) early redemption to the debenture holders and additional creditors. In the event of a dispute, it will be submitted to the decision of an arbitrator to be appointed by agreement between the Company and the Trustee, and the arbitrator's decision will be final.

F. **Management of the Company after completion of the Debt Arrangement**

The composition of the board of directors will be changed so that directors whose names were proposed by the debenture holders will serve, and the remaining directors will terminate their office. This action has already been carried out in practice, as described above in Section 13, and currently only directors whose names were proposed by the debenture holders serve in the Company, while one director, who was appointed in the summer of 2025 after the beginning of the crisis and on the recommendation of the Trustee for the debenture holders, still serves but has announced the termination of his office at the end of May 2026.

The Debt Arrangement includes agreements with the management companies and the REIT fund. These agreements were agreed directly between the debenture holders and the management companies/REIT fund, without the Company's involvement. The agreements are attached to the Arrangement and/or detailed in Section 34 of the Debt Arrangement.

The Company undertakes to act in full cooperation with the debenture holders, including, inter alia: (1) to act to sell all of its assets and rights in full cooperation with the representatives of the debenture holders, while the sale of individual homes of the PORT assets that meets the conditions defined in Section 4.1.5 of the Debt Arrangement may be carried out without the debenture holders' prior approval; (2) sale proceedings and the manner of selecting brokers, the sale process, dates, and terms will be coordinated on an ongoing and continuous basis with the debenture holders' representatives; (3) coordination and cooperation with the debenture holders' representatives will also apply to all financing processes of any kind that the Pacific Group advances with respect to any of its properties and rights; (4) the Company's representatives will provide an oral update to the Trustee and the debenture holders' representatives every two weeks and a written update every month regarding the financing and realization processes relevant to the relevant period that has ended; (5) to promote the raising of new series of secured debentures; (6) to appoint an officer in the PORT Properties who will be granted broad rights, and also to ensure

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that decisions concerning the PORT assets that have a material effect, the cumulative scope of which exceeds USD 1 million, and any decision concerning any disposition of in PORT Properties, will be subject to the Company's prior approval.

The Company undertakes not to carry out many actions without the prior approval of the debenture holders and/or their representatives, including: (1) limiting the amount of its general and administrative expenses to USD 5 million in 2026, USD 4 million in 2027, and USD 3 million in 2028, with this limitation not including payments pursuant to the REIT agreement and the Company's expenses for the costs of this Arrangement up to the Completion Date; (2) not to take loans or credit or carry out financing transactions; (3) not to carry out a transaction with the REIT fund or the new management company or other interested parties; (4) not to make a distribution, dispose of its assets and rights, acquire assets, or provide guarantees; (5) payments to financial creditors will not be discontinued.

G. **Claims manager**

All causes of action and claims rights of all creditors and of the Company will be assigned in full to the claims manager, who will be appointed by the court at its discretion, taking into consideration, as much as possible, the identity of the person selected at a joint meeting of the Company's creditors.

For additional details regarding the Debt Arrangement, see the Company's immediate report dated April 26, 2026, reference no. 2026-01-038064, the contents of which are included in this report by way of reference.

2.2. **Investment Real Estate Properties**

During the three-month period that ended on March 31, 2026, the Company recorded an increase in value of investment real estate properties of approximately USD 5.4 million, which primarily stemmed from entering into an agreement for the sale of the Richardson Land for consideration of approximately USD 12.5 million. For details, see Section 2.6.1 below.

2.3. **Updates regarding PORT Properties**

A. During April 2026, after the reporting date of the financial statements, the Company completed changes to the structure of PORT's board of directors, such that as of the date of publication of the report, only two directors serve on PORT's board of directors, both on behalf of the Company. In addition, in May 2026, the PORT board of directors appointed a Chief Restructuring Officer who will supervise the processes for the sale of the PORT properties.

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B. On May 8, 2026, following the reporting date of the financial statements, a refinancing agreement in the amount of approximately USD 216 million was closed with a lender consortium led by Klirmark Capital, for a term of 15 months with two extension options of 6 months each, bearing an annual interest rate of SOFR + 4.75%. The loan proceeds were used for full repayment of the existing loans on the PORT properties in the amount of approximately USD 186.1 million, as well as for interest reserve (approximately USD 10 million), transaction fees (approximately USD 3.2 million), designated deposits (approximately USD 4.8 million) and customary closing costs. Additionally, the loan agreement terms permit cash releases in the amount of approximately USD 4 million shortly following the date of closing and approximately USD 4 million additional during the loan term, subject to compliance with the loan agreement conditions. For further details on the terms of the loan, see **Appendix A** to this report, as well as the Company's immediate report dated May 10, 2026 (Reference Number: 2026-01-043136), which is incorporated into this report by reference.

2.4. **Updates regarding 110 William**

A. On April 1, 2026, the tenant, the City of New York (hereinafter: **DCAS**), gave notice of the revocation of the substantial completion approval that had been granted on December 5, 2025, for the third phase under the lease agreement for the property. This was on the grounds that improvement works in the relevant area, which DCAS had previously required, had not been completed. Accordingly, DCAS notified that it would not occupy the areas of the third phase of the lease agreement and would not begin paying rent to the property entity. DCAS further notified that the revocation of the substantial completion approval, as stated above, took place after the date by which the property entity was required to complete all improvement works in the property pursuant to the terms of the lease agreement, and therefore DCAS is entitled to exercise all rights and remedies granted to it due to the failure to meet the said timelines, including termination of the lease agreement. DCAS also requested that the property entity provide it with a detailed plan and timetable for completion of the required improvement works by April 15, 2026.

For details, see the Company's immediate report dated April 3, 2026, reference no. 2026-01-031667, the contents of which are included in this report by way of reference.

In the Company's estimation, there are no longer any material improvements that the property entity must complete for DCAS for Substantial Completion, and according to the property entity's position, additional improvements requested by DCAS may be carried out after such Substantial Completion.

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The Company, together with its legal advisers in this matter, is examining the options available to it in light of DCAS's notice, including the possibility of initiating legal proceedings. It should be noted that the Company sent a notice to DCAS demanding that it begin paying rent and also pay reimbursement and expense indemnification amounts totaling approximately USD 19 million.

B. As stated in the Company's immediate report dated May 10, 2026[3], on May 8, 2026, after the reporting date of the financial statements, counsel for the Company received a settlement proposal from DCAS, the principal terms of which are as follows:

1) DCAS and the property entity will enter into a Stand Still agreement under which the parties will suspend the existing legal disputes between them, without derogating from either party's rights, and will work to reach agreements regarding the substantial completion date and the Rent Commencement Date under the lease agreement. Should either party wish to terminate the Stand Still, it must do so by giving 30 days' prior notice.

2) The parties will reach agreements on a list of the improvements and repairs required in the area of the property leased to the city, and on the timetable for their completion.

3) In order to assist the property entity in completing the said improvements, DCAS will release into a trust account with an Escrow Agent an amount of approximately USD 14 million, which will be released gradually to the property entity as progress is made in completing the required improvements as stated above.

In response to the above, separately, the Company has responded and begun discussions with the tenant regarding a potential negotiated resolution of certain lease-related matters, while expressly preserving all rights and remedies. Depending on the outcome of those discussions, the Company is evaluating available paths, including a settlement on commercially attractive terms or, if warranted, pursuing remedies that may include termination of the lease.

The property entity and the Company reserve all of their rights under the lease agreement and applicable law. As of the reporting date, the Company and DCAS are engaged in a dialogue regarding potential updates to the aforementioned notice of default, as well as the Company's intention to reach agreements concerning the required property improvements and the collection of rent from the property.

C. According to the Company's estimate, there is no material change in the costs required to complete the improvement works in the property for DCAS compared with previous estimates. However, due to the delay in receiving

[3] Reference: 2026-01-043135, the contents of which are included in this report by way of reference.

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payments from DCAS as stated above, the property entity has incurred a cash-flow deficit of approximately USD 11.5 million, of which the Company has funded since the beginning of 2026 and to the date of publication of this report.

D. As of the date of publication of the report, the Company is not fully meeting the repayment payments of the senior loan in the property and is maintaining a dialogue on this matter with the lender. In addition, ahead of the final repayment date of the said loan, in July 2026, the Company is maintaining a dialogue with the lender regarding the exercise of the extension option granted to the property entity under the loan agreement for one additional year, with a central condition from the lender for such extension being that DCAS begin paying rent.

it is clarified that there is no certainty regarding the date on which DCAS will enter the third phase under the lease agreement and begin paying rent, if at all, and there is also no certainty that it will be possible to exercise the option to extend the final repayment date of the existing loans in the property. See also the Company's immediate report dated April 5, 2026 (reference no. 2026-01-031863).

It should be noted that up to shortly before the date of publication of the report, interest payments on the senior loan had not been paid, in a total amount of approximately USD 1.0 million.

In addition, the Company is also not meeting the repayment payments of the Mezzanine loan in the property and is maintaining a dialogue on this matter with the lender. It should be noted that up to shortly before the date of publication of the report, interest payments in respect of the Mezzanine loan had not been paid, in a total amount of approximately USD 1.9 million.

E. The Company has engaged a leading broker in the United States to market the property beginning in January 2027.

The value of the property in the Company's books, based on 100%, which the Company does not consolidate in its financial statements, is approximately USD 422.1 million.

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2.5. Sale of assets during the first quarter of 2026 and up to shortly before the publication date of the report

Property name	Completion date of sale	Book value before entering into the sale agreement	Debt in the property before completion of the sale transaction	Sale consideration	Cash flow generated for the Company from the sale transaction	Remaining debt in the property after completion of the sale transaction	Additional details
				(USD millions)			
Lincoln Court	May 7, 2026	Approx. USD 31.8 million	Approx. USD 31.3 million	Approx. USD 24.6 million	0	--	On May 7, 2026, after the reporting date, the transaction for the sale of the Lincoln Court property to a third party was completed for a total consideration of approximately USD 24.6 million. The sale proceeds were used to repay the existing loan on the property. In this framework, the lender agreed to release the property from the loan encumbrance and to accept the sale proceeds as full satisfaction of the loan, including the unpaid principal balance of approximately USD 7.4 million. Upon completion of the transaction as stated, all of the Company's obligations to the lender in connection with this loan expired. For further details, see the Company's immediate report dated May 10, 2026 (Reference No.: 2026-01-043133), the information from which is incorporated into this report by reference.
S-REIT shares	During the first quarter of 2026 and until April 20, 2026, after the date of the statement of financial position, the sale of all S-REIT shares held by the Company was completed in several installments. These sales generated total consideration for the Company of approximately USD 10.5 million. For details regarding these sale transactions, see Section 1.2.3 of Chapter A of the 2025 annual report, as well as the immediate report dated April 21, 2026 (reference no. 2026-01-037168), the contents of which are included in this report by way of reference.						

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A-12 2.6. Updates regarding transactions for the sale of the Company's properties 2.6.1. Conditional sale agreement for the sale of Richardson Land During the reporting period, and in accordance with the Standstill framework signed between the Company and the debenture holders, the Company entered into a condi- tional agreement for the sale of all of its rights in Richardson Land to a third party, for consideration of approximately USD 12.5 million. Completion of the transaction is subject to the completion of a 30-day due diligence period, at the end of which a deposit of USD 125 thousand will become non-refundable, and to the fulfillment of customary conditions precedent, including approval by the debenture holders. It should be noted that, in light of Whitehawk’s allegations of default under the loan it extended, which the Company is reviewing, as stated in Section 2.7 below, it is possible that the entire net sale proceeds will be used for partial repayment of the Whitehawk loan. For additional details regarding the terms of the agreement, the deposit mechanism, and the sale fees, see the Company's immediate report dated April 27, 2026 (refer- ence no. 2026-01-038207). On May 3, 2026, assemblies of Series B and Series D debenture holders approved a resolution authorizing the Company to enter into the sale transaction, as defined in the Company's immediate report dated April 27, 2026 (reference no. 2026-01- 038207) (hereinafter: the "Company's Report", in connection with the sale of Rich- ardson Land for total sale consideration of approximately USD 12.5 million. For ad- ditional details, see the Trustee's reports dated May 3, 2026 (reference nos. 2026-10- 040747 and 2026-10-040748), the contents of which are included in this report by way of reference. Further to the aforementioned, on May 7, 2026, the Company entered into an agree- ment as mentioned above. For further details, see the immediate report dated May 10, 2026 (Reference No.: 2026-01-043134), the information from which is incorpo- rated into this report by reference. It is clarified that the completion of the sale transaction as stated constitutes forward-looking information, as such term is defined in the Securities Law, 1968, which is based on the said sale agreement, representations provided to the Company by the purchaser, ongoing dialogue with the existing lender, and the Company's experience in transactions of this type. The entry into effect of the aforementioned information may not materialize if the conditions precedent for the completion of the transaction are not met, and/or if agreements are not reached with the existing lender on the property, and/or if the purchaser with- draws from the agreement, , or if adverse changes occur in the real estate mar- ket in the area where the property is located, as well as due to the materialization of the risk factors detailed in Section 1.18 of Chapter A of the Annual Report for the year 2025. A-13 2.6.2. Agreement with the REIT fund, replacement of the management company, cancella- tion of the management agreement and the Back-to-Back agreement, and changes to the Company's board of directors On January 22, 2026, further to the approval of the Company's board of directors and the approval of the Company's debenture holders, the Company entered into three agreements: (1) An agreement with the REIT fund regulating payments from the Company to the REIT fund, the termination of the role of the previous management com- pany, and entry into the agreements referred to in Subsections (2) and (3) be- low. (2) A new Property Management agreement with the new management company. (3) A new Accounting Management agreement. For additional details regarding the new agreements signed by the Company, see Chapter A of the 2025 annual report, the contents of which are included in this report by way of reference. 2.6.3. Bridge loans from the Trustee of the Company's debenture holders During February 2026, the Trustee of the Company's debenture holders, Series B and Series D, on behalf of the debenture holders, provided the Company with an addi- tional bridge loan in the amount of USD 6.2 million, bearing annual interest at a rate of 20%. For additional details regarding this loan, see Chapter A of the 2025 annual report, the contents of which are included in this report by way of reference. 2.7. Updates regarding Company's Properties and Loans It should be noted that in all existing loans in which Pacific Oak SOR Properties, a wholly owned subsidiary of the Company, provided a guarantee under which it un- dertook to meet minimum Net Worth financial covenants, it does not meet such un- dertaking as of the date of the statement of financial position, except in connection with the senior loan on the 110 William property where Pacific Oak SOR Properties is in compliance with the Net Worth covenant. For further details regarding existing financial guarantees in loans secured by the Company's properties, see Section 3 of Part Three of this report below. # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing 1 Q&C Hotel (**)(*) 21,725 February 6, 2026 (instead of the original maturity a. The Company is working to sell the property. b. Since the property was not sold, on November 13, 2025, the Company received from the lender a Notice of Event of Default dated October 30, 2025. According to the notice, the failure to repay the loan on its due date, July 29, 2025, constitutes an Event of Default under that loan; from A-14 # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing date of July 29, 2025) that date, the loans bear default interest at a rate of 5%; and the lender reserves all of its rights under the loan agreements. See also the Compa- ny's immediate report on this matter dated November 14, 2025, refer- ence no. 2025-01-087323. c. The Company and the lender agreed to extend the final maturity date to February 6, 2026. This date has also passed, and the loan is therefore in maturity default. d. As of shortly before the publication date of the report, the interest ac- crued and not yet paid amounts to approximately USD 1.8 million. e. As of shortly before the publication date of the report, dialogue is being held with the lender, during which the possibility is being examined of settling the debt owed to it as part of a sale process to be managed by the lender, including by deed in lieu, as part of an overall arrangement involving the sale of the Richardson Office property. It is clarified that, as of the date of the report, the parties have not yet reached agreements on this matter, and there is no certainty that such agreements will indeed be reached. For details regarding the dialogue being held with the same lender in connection with the sale of the Richardson Office property, see this table below. 2 Richardson Of- fice (**)(*) 11,782 February 6, 2026 (instead of the original maturity date of July 29, 2025) a. As stated in the company's previous reports, the sale transaction for the sale of the property alongside the Richardson Land parcel was not com- pleted due to the seller's objection, and as stated in section 2.6.1 above, the company entered into a new sale agreement for the said land prop- erty only. b. The final maturity date of the loan has passed, and the loan is in tech- nical default. c. As of shortly before the publication date of the report, the interest ac- crued and not yet paid amounts to approximately USD 0.1 million. d. It should be noted that, as part of the loan structure in the property, there is at all times a mechanism under which the property entity, the bor- rower, transfers the cash flow generated by the property to a designated account for servicing the loan repayment payments. It should be noted that there is no cash sweep mechanism controlled by the lender. 3 Madison Square (^)(*) 20,040 November 30, 2025 a. As stated in the Company's immediate report dated March 31, 2026,4 on March 30, 2026, the court in Arizona accepted, on March 19, 2026, a motion filed by the lender for the appointment of a Receiver, with the purpose of managing and operating the property and, among other things, protecting the lender's rights in connection with the property and the loan, including with respect to the assignment to the lender of all income cash flow generated by the property. In addition, subject to the lender's approval, the Receiver may act to market and sell the property. b. Further to the aforementioned, as noted in the May 15, 2026 immediate report5, the Receiver announced that an auction will be held to sell the property to the highest bidder on July 22, 2026. As a result, the Com- pany has not received indications of value from the auction process that would support a valuation different from the Company’s current ex- pected sale price, although there can be no assurance as to the ultimate timing, terms, or proceeds of any sale. 4 Reference: 2026-01-030059, the contents of which are included in this report by way of reference. 5 Reference: 2026-01-045040, the contents of which are included in this report by way of reference. A-15 # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing c. In this regard, it should be noted that following the appointment of the Receiver, the property was deconsolidated and the aforementioned loan was derecognized from the Company's balance sheet. d. On May 27, 2026, the Company received notice that the lender with respect to the property is seeking from the court in the State of Arizona a default judgment against the Company’s subsidiaries in connection with the property (Pacific Oak/Verus GC Phoenix, LLC and Pacific Oak SOR Properties LLC), on the grounds that no statement of defense was filed within the time prescribed by the court. The Company is reviewing the notice with its legal counsel and is considering its course of action in this matter. See also the immediate report published proximate to the publication of this report. e. As of the date of the report, outstanding cumulative interest totals ap- proximately USD 1.6 million. 4 Eight & Nine Corporate Cen- tre (*) 20,070 February 9, 2027 a. During February 2026, the Company and the lender entered into an agreement to extend the maturity date until February 9, 2027. Within the framework of the agreements with the lender, the lender provided the property entity with a sum of approximately USD 1.2 million for the property's leasing activities (lender reserves for lease-up). The total out- standing loan balance on the property after providing the said sum stands at approximately USD 20.2 million. b. Furthermore, the parties agreed on an update to the financial covenants of the subsidiary (100% owned by the Company) Pacific Oak SOR Prop- erties, LLC, which serves as a guarantor under the loan agreement, whereby the net worth financial covenant was canceled and a liquid as- sets covenant was added, requiring them to not fall below USD 10 mil- lion. c. It notes that a significant tenant in the property, which leases approxi- mately 76 thousand square feet, is expected to vacate the leased premises in June 2026, which is expected to decrease the occupancy rate of the property to approximately 66%. In this context, the lender reserves for lease-up is intended to support the Company's efforts to lease out the vacant spaces in the property. It shall be noted that as part of the property's loan structure, there is, at all times, a quasi-cash sweep mechanism, under which the lender utilizes the cash flow generated from the property for the monthly interest payments required under the loan, and uses 50% of the remaining excess amount for loan principal repayments, while transferring the remaining 50% to the Company. 5 White Hawk loan secured by land areas in the Park Highlands and Richard- son properties and the 210 West 31st land property (*) (^^) 80,000 December 1, 2027 a. Pursuant to the terms of the said loan agreement, the existence of a right to declare the Debentures, Series B and Series D, immediately due and payable, insofar as no waiver, including a temporary waiver, of the said right has been obtained from the debenture holders, even if such right has not been exercised, constitutes grounds for declaring the loan imme- diately due and payable. As a result, the loan bears additional default interest at a rate of 3 percent. b. It should be noted that on April 30, 2026, the Company received notices of default and demand letters in which the lender demands from wholly owned subsidiaries of the Company, Pacific Oak SOR US Properties II, LLC and Pacific Oak SOR Properties, LLC, the immediate repayment of the loan. The Company has referred this matter to its legal advisers and is exam- ining the said letters. The Company is also still maintaining dialogue

A-16 # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing with the White Hawk lender regarding the continuation of the loan pe- riod. For additional details, see the Company's immediate report dated May 2, 2026, reference no. 2026-01-040463, the contents of which are included in this report by way of reference. c. Subsequently, on May 20, 2026, after the reporting date, the Company received notices regarding lawsuits filed by the lender in the District Court of Clark County, Nevada, against the property entities holding the Highlands Park lands, seeking declaratory reliefs and orders concerning the breach of the loan agreement and the lender's lien rights. On May 22, 2026, an inter partes hearing was held, during which the court, with the parties' consent, issued a temporary injunction prohibiting the creation of liens, the incurrence of debt in connection with the Highlands Park lands, and any interference with the sale transaction, until a hearing scheduled for June 16, 2026. The Company and the property entities are reviewing the lender's claims and may dispute them, while working with their US legal counsel and conducting parallel negotiations with the lender. It should be noted that there is no certainty as to the outcomes of the proceedings or the completion of the Highlands Park lands sale trans- action under its existing terms. For further details, see the Company’s immediate report dated May 24, 2026 (Reference No.: 2026-01-047562), the information of which is incorporated herein by reference. d. On May 28, 2026, after the reporting date, the Company received by email additional notices (the “Additional Notices”) stating that the lender had filed additional claims against the Company’s wholly owned subsid- iaries (100%) that had provided full financial guarantees in respect of the loan (Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Prop- erties II LLC) (the “Guarantor Entities”) in the Supreme Court of the State of New York, County of New York: Commercial Division, seeking remedies whose principal elements are: that the Guarantor Entities pay damages to the lender for losses incurred by it as a result of the breach of the loan agreement, in amounts to be determined in the legal proceed- ing; that the borrowers bear the lender’s legal costs; and (c) the award of additional damages to the lender at the court’s discretion. The Additional Notices also include a summons from the aforesaid court, pursuant to which the Guarantor Entities are required to submit their response to the claim within 20 days of service thereof, failing which the aforesaid court may enter judgment in favor of the lender. The Company and the Guarantor Entities are reviewing the lender’s claims and may dispute them, while working with their U.S. legal coun- sel and conducting parallel negotiations with the lender. It should be noted that there is no certainty regarding the outcome of the proceeding or the completion of the Highlands Park land sale transaction on its cur- rent terms. For further details, see the Company’s immediate report pub- lished proximate to the publication of this report, the information of which is incorporated into this report by reference. e. It should be noted that, as of the date of this report, the Company has not been informed of any change in the timetable of the Park Highlands land sale transaction, and it is proceeding as usual. In this regard, Whitehawk informed the Company that the purchaser deposited with it the monthly deferral fees that the purchaser is required to pay under the purchase agreement, and these were used for the monthly interest payments on the loan. 6 Bank of Amer- ica Loan 152,636 September 1, 2026 Further to what was stated in the Company's immediate report dated Feb- ruary 17, 2026, reference no. 2026-01-015474, the Company continues its A-17 # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing secured by Park Centre, 1180 Raymond, The Marq, and Oakland City Center (*) dialogue with the lender for the purpose of entering into a forbearance agreement. Under this agreement, the lender would grant a Forbearance period until August 31, 2026, during which, subject to compliance with the terms of the agreement as set out below, the lender will not exercise its rights in respect of the Notice of Default of the loan and will not collect the required monthly principal and interest payments under the loan agree- ment. It is clarified that the memorandum of understanding is non-binding and that the lender reserves all of its rights and claims in connection with the loan agreement. During the Forbearance period stated above, the Com- pany and the property entities will be required to comply with the follow- ing conditions: a. Upon entering into the Forbearance agreement, the Company will be required to transfer the net cash flow generated by the properties to a designated deposit account, a Cash Sweep mechanism. Due to the said contacts, as of shortly before the publication date of the report, a Cash Sweep mechanism is in effect in the properties, and it will continue to remain in effect until the end of the Forbearance period. b. A Cash Trap mechanism will be activated in all of the properties. c. The Company will be required to meet milestones for the marketing and sale of all the properties, in coordination with and with the consent of the lender, so that the 1180 Raymond property will be sold by June 2026 and the other three properties will be sold by August 2026. d. Failure to meet the milestones for the sale of the properties will consti- tute a breach of the terms of the Forbearance agreement. It should be noted that entering into such an agreement is also expected to regulate the Company's failure to make loan payments, principal and inter- est, and the non-compliance by Pacific Oak SOR Properties, LLC, a wholly owned subsidiary of the Company serving as guarantor under the loan agreement, with the net worth financial covenant6 to which it com- mitted as guarantor under the terms of the loan agreement. - In this context, as part of the dialogue for entering into the Forbearance agreement described above, as of the publication date of the report, the Company and the lender are acting on the understanding that the said Cash Sweep mechanism has already been activated. - It should be noted that the property entities have not paid the monthly interest payments in respect of the loan since September 2025, and as of shortly before the publication date of the report, the interest accrued and not yet paid amounts to approximately USD 10.8 million. - It should further be noted that, concurrently with the dialogue with the lender described above, the Company is working to market and sell the four properties pledged in favor of said loan. It is clarified that there is no certainty that the negotiations described above will mature into a binding forbearance agreement. 7 Loans in the PORT Proper- ties portfolio (*) (^^^) Loan A: 30,203 Loan A: December 1, 2025 These loans were repaid as part of a refinancing following the date of the report on the financial position. For details Section 2.3 above. Loan B: 9,998 Loan B: March 1, 2026 6 The net worth required from Pacific Oak SOR US Properties, LLC, in accordance with the terms of the loan agreement is approximately USD 250 million, and as of March 31, 2026, it is not in compliance with said covenant. A-18 # Property name Outstanding loan balance as of March 31, 2026 (thousands of dollars) Maturity date (as of March 31, 2026) Details and updates regarding the property and its existing financing Loan C: 54,796 Loan C: April 10, 2026 Loan D: 93,043 Loan D: April 10, 2026 8 110 William (*) Senior loan: 305,342 Senior loan: July 5, 2026 For details regarding the property and its financing, see Section 2.4 above. Mezzanine loan: 21,000 Mezzanine loan: July 5, 2026 (*) Non-recourse loans. (**) The loan agreements for the Q&C Hotel and Richardson Office Portfolio properties contain a Cross Default provision as well as Cross Collateral between the two properties, such that an event of default under one loan will constitute an event of default under the other loan as well. (^) Under the loan agreement for the Madison Square property, Pacific Oak SOR US Properties LLC (a 100%- owned subsidiary of the Company) provided a full financial guarantee (in the amount of 100% of the loan principal) for the full obligations of the borrower entity. It should be noted that until October 7, 2021, such guarantee was provided by Pacific Oak SOR US Properties II LLC (another 100%-owned subsidiary of the Company), and from such month, as part of an update to the loan terms, the said guarantee was assigned to Pacific Oak SOR US Properties LLC. (^^) The loan agreement from the lender White Hawk is a loan under which Pacific Oak SOR Properties LLC and Pacific Oak SOR Properties II LLC provided a full financial guarantee (in the amount of 100% of the loan principal) for the full obligations of the borrowers entity pursuant to the loan. (^^^) The previous loans in the PORT portfolio, which were repaid in full after the reporting date of the financial statements, were non-recourse loans, where under loans C and D (lender MetLife), Pacific Oak SOR Equity Holdings X LLC (a 100%-owned subsidiary of the Company that indirectly holds rights in part of the Company's single-family residential properties, including the Opportunity Zone investment) provided full financial guarantees (in the amount of 100% of the loan principal) for the full obligations of the borrower entities. Such loans were repaid in full as part of a refinancing after the date of the statement of financial position. The Company's estimates regarding property sale transactions, completion of dialogue with lenders for the arrangement of the loans and/or refinancing thereof, and possible implications of the sale transactions and dialogue with lenders described in the table above constitute forward-looking information as defined in the Securities Act, 1968. This information is based on dialogue that the Company is conducting with potential purchasers, dialogue with existing lenders and potential lenders, the Company's understanding of the terms of the loan agreements, and the Company's past experience. This information may not mate- rialize at all or may materialize differently from what is stated above if the contacts and negotiations described above do not mature into binding sale agreements and sale transactions, if arrangements with lenders or refinancing agreements are not completed, or if it turns out that the final interpretations of the loan agreements differ from the Company's current understanding thereof, as applicable, due to adverse changes in the markets and areas of activity in which the properties are located and due to the realization of the risk factors detailed in Section 1.18 of Chapter A of the 2025 annual report. A-19 2.8. Bridge loans from the previous management company Further to the bridge loans provided to the Company by the previous management company through the Company's sole shareholder, the Partnership: A. On January 29, 2026, the Company's sole shareholder informed the Company that it had received a notice of default from the previous management company, POCA, according to which non-payment of interest constitutes grounds for de- claring the bridge loan immediately due and payable. At the same time, during January 2026, legal disputes were raised by counsel for the REIT fund in the United States concerning the absence of documentation for the "back-to-back" component between the partnership and the Company, as well as inconsisten- cies in the repayment dates and loan terms compared with previous approvals and reports. Further thereto, on March 27, 2026, the Company received, for the PORT en- tities, a letter from POCA's counsel notifying of the realization of the pledge over the PORT shares and demanding that all proceeds deriving therefrom, in- cluding dividends, realizations, liquidation proceeds and the like, be transferred to POCA. As of shortly before the publication date of the report, the shareholder is re- viewing the allegations set out in the said notice and reserves all of its legal rights. For additional details regarding the disputes, the loan terms, and the implica- tions of realization of the collateral, see Section 1.1.2.9 of Chapter A of the 2025 annual report, the information contained therein being incorporated by reference. B. On April 21, 2026, POCA sent an additional demand for the registration and transfer of 4,431,934 PORT shares under its name. In this demand, addressed to the Company and to the PORT entities, POCA demanded that the transfer of the shares not be delayed and that, until completion of the registration, all div- idends and proceeds from the shares be transferred to it, or held in trust for it. In addition, POCA demanded that any agreement or payment relating to the shares pledged to it, or any additional allocation of shares in PORT, be subject to POCA's approval. For additional details, see the Company's immediate re- port dated April 23, 2026 (reference no. 2026-01-037682), the contents of which are included in this report by way of reference. Further thereto, on April 29, 2026, the Company's counsel received an addi- tional letter from counsel for the Company's previous management company, POCA, concerning a demand for distributions that may arise from refinancing of the PORT assets and a reservation of rights. For additional details, see the Company's immediate report dated April 29, 2026 (reference no. 2026-01- 039690), the contents of which are included in this report by way of reference.

The Company (and some of its subsidiaries) has engaged legal counsel in the United States and has commenced discussions with POCA and its representatives regarding the demands and claims raised by POCA as aforesaid. The Company and its U.S. legal counsel are examining the merits of such claims and the basis therefor, as well as the full exercise of the Company's legal rights in connection therewith.

2.9. **Negotiations between the Company and the Trustee and the Representatives of the holders of the Debentures (Series B and Series D) of the Company**

The following is a summary of the main actions and the decisions that were carried out and made in the framework of the aforementioned negotiations:

A. As stated in Section 1.1.3 of Chapter A of the 2025 annual report, the details of which are incorporated into this report by reference, from December 2025 and up to shortly before the publication date of the 2025 annual report, discussions have been taking place between representatives of the Company and the controlling shareholder and the trustee for the Debentures, Series B and Series D, and his representatives. For details regarding resolutions of assemblies of Company's debenture holders up to April 16, the publication date of the Company's 2025 annual report, see Section 1.1.3 of Chapter A of the Company's 2025 annual report, the contents of which are included in this report by way of reference.

B. The following are the main additional resolutions of meetings of the holders of the Company's debentures adopted up to shortly before the publication date of this report:

- On April 27, 2026, assemblies of Series B and Series D debenture holders approved a resolution to approve the proposed debt arrangement, as published on April 17, 2026, and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust. For additional details, see the reports published by the Trustee on April 27 and 28, 2026, reference nos. 2026-10-038656, 2026-10-038657, and 2026-10-038974, the contents of which are included in this report by way of reference.

- On April 28, 2026, assemblies of Series B and Series D debenture holders, in an aggregate count, approved a resolution to ratify the Company's entry into a loan agreement with lender consortium led by Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to USD 4 million, instead of USD 8 million. For details, see the reports published by the Trustee on April 28, 2026, reference nos. 2026-10-039027 and 2026-10-039030, the contents of which are included in this report by way of reference.

A-20

- On May 3, 2026, subsequent to the report date, the holders of the Company's Bonds (Series B and Series D) approved the selection of Mr. Yitzhak Lax as a candidate for appointment as a director of the Company. For further details, see the Company's immediate report dated May 3, 2026 (Reference Nos. 2026-10-040725, 2026-10-040722), the information therein is incorporated in this report by reference.
- On May 11, 2026, subsequent to the report date, and further to the resolutions of the Bondholders' meeting dated March 17, 2026, the Bond Trustee announced an additional deferral of the principal and interest payment dates for the Bonds (Series B) to July 1, 2026. For further details, see the Company's immediate report dated May 11, 2026 (Reference No. 2026-10-043401), the information therein is incorporated in this report by reference.
- On May 11, 2026, subsequent to the report date, and further to the resolutions of the Bondholders' meeting dated April 16, 2026, the Bond Trustee announced that the payment date for the interest on the Bonds (Series D) was deferred to July 1, 2026, and the record date was deferred to June 19, 2026. For further details, see the Company's immediate report dated May 11, 2026 (Reference No. 2026-10-043402), the information therein is incorporated in this report by reference.

2.10. **Macro-economic effects which have or are expected to have a material impact on Company's operating performance or its development:**

For details of the effects of macro-economic trends which have or may have a material impact on Company's business performance or its 2026 developments, see Section 1.6.6. of Part A of Company's 2025 Periodic Report.

Below are details of Macro-economic effects Company's operation as of the first quarter of 2026:

A. **Current Financing of the Company** – As of March 31, 2026, approximately 56.0% of Company's loans, on a consolidated basis, along with its share in associated companies (including Debentures (Series B) and Debentures (Series D)), as well as 40.5% of Company's total loans on a consolidated basis (including Debentures (Series B), Debentures (Series C), and Debentures (Series D)) excluding Company's share in associated companies, carry a variable interest rate. In this regard, note that Company has engaged in interest rate cap agreements on approximately USD 247.3 million of its variable interest loans (including loans by associated companies), which are intended to protect it from significant changes to the Federal Funds Rate, and which will protect the Company somewhat from future increases in US interest rates.

A-21

Following are details regarding Company's loan composition on a consolidated basis (including Debentures (Series B), and Debentures (Series D)) at fixed and variable interest rates, as of shortly around the date of the release of the report:

Total Consolidated **Variable** Interest Debt (USD thousands)	Aggregate Variable Interest (%)	Total Consolidated Debt (including Debentures[7]) with **fixed** interest (USD thousands)	Aggregate Fixed Interest (%)	**Effective** Interest Rate (Aggregate Fixed and Variable Interest)
337,527	11.05%	496,006	6.76%	8.49%

Following are the details of the loan composition of the Company on a consolidated basis (including Debentures (Series B) and Debentures (Series D)) and the share thereof in affiliated companies, fixed and variable interest rates as of proximate to the date of the publication of the report:

Total Consolidated Debt and Company's Share in Associated Companies at **Variable** Interest Rates (USD thousands)	Aggregate Variable Interest (%)	Total Consolidated and Company's Share in Associated Companies at **Fixed** Interest Rates, including Debentures (USD thousands)	Aggregate Fixed Interest (%)	**Effective** Interest Rate (Aggregate Fixed and Variable Interest)
631,236	9.28%	496,006	6.76%	8.17%

B. **New Financing Obtained by the Company** – for the effects of changes in the federal interest on new financing taken by the Company, see Section 1.6.6 of Chapter A of the 2025 Periodic Report.

C. **Impact on the Value of Company's Properties** – changes in the federal interest rate may impact the capitalization rates applied in appraisals and may affect the value of Company's properties. For details of Company's Material and Highly Material appraisals, see Section 3 of Part B of the 2025 Periodic Report, and Sections 1.7.8 and 1.7.9 of Part A of the 2025 Periodic Report.

For details of major changes recorded in the value of Company's properties during the reported period, see Section 2.2 above.

3. Financial Position as of March 31, 2026

Sections 3.1-3.3 below shall present the Board's explanations of Company's financial position, performance, equity, and its cash flows for the three-month period ending March 31, 2026 (all figures are in USD thousands unless noted otherwise):

[7] The Debentures (Series B), Debentures (Series C), and Debentures (Series D).

A-22

3.1. **Analysis of the main changes in the financial position of the Company:**

Item	Balance as of			Company explanations for material balances and changes
	March 31, 2026	March 31, 2025	December 31, 2025	
	USD thousands			
Current assets	295,047	70,463	321,818	The decrease compared to December 31, 2025 stems primarily from the deconsolidation of the Madison Square asset in the amount of approximately USD 24.7 million, following the company's determination that it lost control of the property as a result of the appointment of a receiver.
Non-current assets	681,497	1,382,371	687,658	--
Total assets	976,544	1,452,834	1,009,476	--
Current liabilities	885,915	335,799	895,853	The decrease compared to December 31, 2025 stems primarily from the deconsolidation of the Madison Square mortgage loan of approximately USD 20.0 million and partiall offset by increases in interest payable balances.
Non-current liabilities	30,307	595,461	32,792	--
Equity attributed to owners	59,693	517,521	80,489	The decrease compared to the periodic report for the year 2025 (as of December 31, 2025) stems from a loss attributable to shareholders.
Non-Controlling Rights	629	4,053	342	--
Total equity	60,322	521,574	80,831	--
Total liabilities and equity	976,544	1,452,834	1,009,476	--

A-23

3.2. **Analysis of the main operating results based on the consolidated financial statements:**

Item	For the three months ending March 31		For the year ended Decem-ber31	The Company's Explanations for the Balances and the Material Changes
	2026	2025	2025	
	Thousands of dollars			
Income from rental real estate for investment, reimbursement of expenses from tenants and others	24,462	29,897	114,196	The decrease compared to the three-month period ended March 31, 2025 last year stems primarily from the sale of Georgia 400 Center in July 2025 and the sale of Crown Pointe in November 2025. These properties were income-producing properties, and their disposition led to a decrease in operating revenues and expenses.
Operating expenses for investment real estate	(16,612)	(17,159)	(70,045)	--
Revenue from hotel operations	2,440	2,885	7,597	--
Hotel operating expenses	(1,838)	(1,737)	(6,277)	
Gross profit	8,452	13,886	45,471	--
General and administrative expenses	(3,063)	(1,598)	(6,267)	The increase compared to the three-month period ended March 31, 2025 stems primarily from fees related to: insurance, legal, audit and accounting, internal audit, and banking.
Debt restructuring charges	(721)	--	(1,508)	--
Depreciation and amortization	(144)	(274)	(964)	--
Management fees	(2,536)	(3,665)	(13,991)	Until January 2026, the said management fees were paid to the Company's previous management company (Pacific Oak Capital Advisors, LLC), which was a related party. As of February 1, 2026, management services are provided by the new management company (Westdale Asset Management) and the new Management Accounting company (R2 Advisors LLC). For details, see Section 1.12.5 of Chapter A of the Company's 2025 periodic report.
Impairment of fixed assets (Impairment property plant and equipment – hotel)	--	--	(12,521)	--

A-24

Item	For the three months ending March 31		For the year ended Decem-ber31	The Company's Explanations for the Balances and the Material Changes
	2026	2025	2025	
	Thousands of dollars			
Fair value adjustments of investment real estate assets, net	5,381	(2,545)	(266,810)	The increase compared to the three-month period ending March 31, 2025, primarily resulted from an increase in the fair value of the Richardson Land property, against the background of entry into a sale agreement for total gross consideration of approximately USD 12.5 million, in respect of which an increase in fair value of USD 5.5 million was recognized.
Goodwill Impairment	--	--	(949)	--
The Company's share of the losses of joint transactions that were not consolidated	(5,420)	(1,867)	(92,794)	The increase in share of the loss of joint transactions compared to the three-month period ending March 31, 2025 is primarily related to the share in 110 William Joint Venture, primarily related to the fair value loss, as a result of capital expenditures (CAPEX).
Operating profit (loss)	1,949	3,937	(350,334)	--
Other income (loss), net	4,270	557	(2,630)	--
Finance income	1,678	286	1,380	--
Gain due to the deconsolidation of a subsidiary	595	--	--	Stems from the deconsolidation of the Madison Square property, following the company's determination that it lost control of the property as a result of the appointment of a receiver.
Provision for guarantee obligations	(1,875)	--	--	In connection with a guarantee for a loan of the Company's subsidiary, Pacific Oak SOR US Properties LLC, related to the Madison Square property.
Income (expenses) financing from Financial assets at fair value through profit and loss	(4,571)	--	1,925	--
Financing expenses	(20,307)	(16,143)	(76,136)	--
Gain (loss) from disposal of debt	--	--	19,449	--
Rate differentials for foreign currency transactions	(2,248)	5,984	(40,556)	Attributable to changes in the NIS/USD exchange rates.
Profit (Loss) before tax	(20,509)	(5,379)	(446,902)	--
Income taxes	--	(890)	0	--

A-25

Item	For the three months ending March 31		For the year ended Decem-ber31	The Company's Explanations for the Balances and the Material Changes
	2026	2025	2025	
	Thousands of dollars			
Net profit (Loss)	(20,509)	(6,269)	(446,902)	--
Net profit (loss) attributable to the owner	(20,796)	(6,468)	(443,500)	--
Net profit (loss) attributable to non-controlling interests	287	199	(3,402)	--

3.3. **Analysis of the liquidity and financing resources of the Company:**

Item	For the three months ending March 31		For the year ended Decem-ber 31	The Company's explanations for the balances and the material changes
	2026	2025	2025	
	Thousands of dollars			
Cash flow provided by (used in) Current Operations	898	7,995	25,085	The decrease compared to the three-month period ended March 31, 2025 last year stems primarily from the sale of the Georgia 400 Center property in July 2025 and the sale of the Crown Pointe property in November 2025. These properties were income-producing properties, and their disposition led to a decrease in cash flows from operating activities. Additionally, during the three-month period ended March 31, 2026, there were restructuring charges of approximately USD 0.7 million and increases in general and administrative expenses of approximately USD 1.5 million.
Cash flow (used in) provided by Investments	(1,500)	(5,429)	57,624	The decrease in cash used in investing activities compared to the three months ended March 31, 2025 stems primarily from a decrease in the volume of improvements (capital expenditures) on investment property.
Cash flow used in Financing	(1,763)	(35,397)	(125,667)	The decrease in cash used in financing activities compared to the three-month period ended March 31, 2025 last year stems primarily from a decrease in interest and principal payments on the company's debts, in the amounts of approximately USD 11.9 million and approximately USD 22.0 million, respectively. Additionally,

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Item	For the three months ending March 31		For the year ended Decem-ber 31	The Company's explanations for the balances and the material changes
	2026	2025	2025	
	Thousands of dollars			
				during the three-month period ended March 31, 2026, there were a release of restricted cash of approximately USD 6.6 million and proceeds from notes payable of approximately USD 1.2 million. The decrease in cash used was partially offset by receipts (consideration) in the amount of USD 8.0 million received from the owners during the three months ended March 31, 2025 last year.
The effect of the changes in the Exchange rate on the cash and cash equivalent balances	--	(49)	(938)	--

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3.4. **Financing and Liquidity**

A. As of March 31, 2026, the Company has a working capital deficit of approximately USD 590.9 million in the consolidated financial statements attributable to loans falling due within 12 months after the date of the statement of financial position, which were therefore classified as short-term loans. Such loans include: (1) the debentures (Series B) in the amount of approximately NIS 388.3 million (approximately USD 122.7 million as of March 31, 2026) and the debentures (Series D) in the amount of approximately NIS 587 million (approximately USD 185.5 million as of March 31, 2026), totaling (for the debentures (Series B and Series D)) approximately NIS 975.3 million (approximately USD 308.2 million as of March 31, 2026); (2) mortgage loans related to PORT's residential properties in the amount of approximately USD 187.9 million, which were refinanced after the reporting date of the financial statements; and (3) mortgage loans in the amount of approximately USD 317.4 million, which primarily include the loan from Bank of America in the amount of approximately USD 152.6 million as well as the loan from the Whitehawk lender in the amount of approximately USD 80 million.

B. The Company has a working capital deficit of approximately USD 336.9 million in the separate (solo) financial statements, resulting primarily from the debenture payments as stated above.

C. For the three-month period ended March 31, 2026, the Company has positive cash flow from operating activities in the consolidated financial statements, in the amount of approximately USD 0.9 million, and negative cash flow from operating activities in the solo financial statements, in the amount of approximately USD 2.4 million.

In this regard, see the following:

(USD thousands)	As of March 31, 2026	Adjustments (for a 12 month period)	Total
Current Assets	295,047	--	295,047
Current Liabilities	885,915	--	885,915
Surplus (Deficit) of Current Assets over Current Liabilities	(590,868)	--	(590,868)

3.5. **Disclosure pursuant to Article 10 (b) (14) of the Periodic and Immediate Reports Regulations and Disclosure of Projected Cash Flow to Finance the Repayment of Company's Obligations**

3.5.1. In the Company's consolidated financial statements as of March 31, 2026, a warning sign exists for the Company, as defined in Regulation 10(b)(14) of the Reporting Regulations, due to the opinion of the Company's independent auditors, which includes an emphasis of matter regarding significant doubts as to the Company's ability to continue as a going concern. See Note 1 to the financial statements in this regard. Accordingly, the Company attaches a projected cash flow for the next two years.

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Such warning sign has existed since the Company's financial statements as of June 30, 2025.

3.5.2. As of the publication date of this report, in order for the Company to continue its ongoing operations, several actions must be completed in the near term, including refinancing loans and selling real-estate properties, all of which are subject to approvals under the Standstill arrangement and additional approvals of third parties. These plans are subject to changes according to market conditions in the commercial real-estate credit environment, the current interest-rate environment, leasing challenges and transaction volumes in certain markets, the success of the arrangement process with the Company's debenture holders, and additional factors, and are not within the Company's control. Therefore, there is no certainty that the Company will be able to implement its plans and meet its existing and projected obligations when they mature. The uncertainty concerning the Company's plans may be mitigated through a potential sale of residential homes, the PORT Properties, and successful negotiations to reach an arrangement with the debenture holders and additional lenders. Since these plans are not within the Company's control and depend on third-party approvals as stated above, the Company's management and board of directors have concluded that there are material doubts as to the Company's ability to continue operating as a going concern.

3.5.3. **The following are the principal working assumptions underlying the projected cash flow set out below:**

A. According to the Company's management, in properties in which the Company estimates that there is positive equity, it will be possible, subject to the success of negotiations with the lenders, to extend the maturity dates of the loans or to refinance them, including loans whose maturity dates have passed or that were classified as short-term loans in the Company's consolidated financial statements.

B. The Company estimates that during the projected cash-flow period it will complete several sale transactions involving some of its income-producing real-estate properties and additional assets, as set out in this section below.

C. The table below includes distributions from investee companies, both from retained earnings and from returns of capital investments. Based on the operating agreements of each such investee company, surplus funds are distributed to the partners in accordance with the distribution mechanism set out in the operating agreements.

See in this regard the forward-looking information paragraph in Section 3.5.4 below.

3.5.4. **Set out below is a table summarizing the projected cash flow for the next two years, in millions of dollars (*) (**) (***):**

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	For the period from 04/2026 to 12/2026	For the period from 1/2027 to 12/2027	For the period from 1/2028 to 3/2028
		Use thousands	
Cash balance at start of period	9.7	2.0	26.9
Cash flows from current operations			
Solo general and administrative expenses	(3.8)	(4.0)	(0.8)
Total cash flow from current operations	(3.8)	(4.0)	(0.8)
Cash flows from investment activities			
Net distributions from investee companies	3.0	102.2	59.0
Total cash flows from investment activities	3.0	102.2	59.0
Cash flows for financing activities			
Repayment to Creditors	(7.0)	(3.0)	(74.0)
Interest Payments on Debentures	0	(70.3)	(9.1)
Total cash flow for financing activities	(7.0)	(73.3)	(83.1)
Total net cash flow for the period	(7.7)	24.9	(24.8)
Cash balance at end of period	2.0	26.9	2.0

It should be noted that the projected cash-flow data above consist of the Company's solo data.

(*) The cash flow described above does not include termination fees to the management company of the PORT Properties, Second Avenue Group, which the Company may be required to pay in an amount that it is unable to estimate as of the publication date of the report. This is because the amount of such termination fees, as well as the very need to pay them, is determined, among other things, by the circumstances of termination of the agreement, insofar as it is terminated, according to a mechanism derived from the performance of the PORT assets and according to the date of termination of the agreement.

(**) It should be noted that assumptions relating to cash flow that will arise from the sale of residential homes held through PORT may change materially in light of the existing uncertainty in connection with such sales, including the nature of the sale, whether bulk or retail, the timing of the sale, CAPEX expenses, and debt-service costs until the sale.

(***) The assumptions in the cash flow do not include sales of properties in sale processes led by the existing lenders of the properties, since the Company does not expect such sales to generate cash flow for it.

(^) The value under "net distributions from investee companies" includes the net value of NOI, net operating income, together with financing costs.

3.5.5. Assumptions used in preparing the projected cash-flow report for two years from the date of the financial report:

The Company is currently holding discussions with the representatives of the holders of the Company's Debentures, Series B and Series D, for the purpose of amending the debt terms, within the framework of a legal proceeding for approval of a debt

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arrangement between the Company and its creditors. Pursuant to the decision of the Tel Aviv District Court dated February 4, 2026, on April 30, 2026, a creditors' meeting was held whose agenda included approval of a debt arrangement pursuant to Section 85 of the Insolvency and Economic Rehabilitation Law, -2018. For details regarding the proposed debt arrangement and said creditors' meeting, see the Company's immediate report dated April 7, 2026, reference no. 2026-01-032324, the contents of which are included in this report by way of reference. In addition, for details regarding the results of the said creditors' meeting, as received from the trustee for the holders of the Company's debentures, see the Company's immediate report dated May 1, 2026, reference no. 2026-01-040454, Furthermore, for details regarding the text of the debt restructuring agreement, which was attached to the disclosure report pursuant to Regulation 37K of the Securities Regulations, and regarding the Tel Aviv District Court’s decision dated May 24, 2026, in connection with the debt restructuring, see the Company’s immediate reports dated April 26, 2026 (Reference No. 2026-01-038064) and May 24, 2026 (Reference No. 2026-01-047593), the information therein is incorporated in this report by reference.

It should be noted that, in the assumptions set out below, the Company assumed that the holders of the Company's debentures will not object to said actions and will not declare the Company's debt immediately due and payable, even if grounds for declaring the Company's debt immediately due and payable exist during the projected cash-flow period. Under the proposed arrangement, the repayment date of the Debentures, Series B, and the Debentures, Series D, as well as the repayment date for the rest of the Company's creditors, is set for June 30, 2028, in one payment, subject to the provisions regarding mandatory early redemption.

It should be noted that the said projected cash flow reflects the operating principles and assumptions that were also set forth in the proposed debt restructuring, as stated above, as well as the company's operating assumptions regarding negotiations with lenders and regarding the realization values of the company's properties. The projections are highly sensitive to changes in market conditions, the execution of property realizations, lenders' decisions, and additional uncertainties, which may cause actual results to differ materially from the presented projections.

(1) Net cash expected to be received by the Company from investee companies:

This item includes the Company's share of cash expected to be received from the sale of assets of investee companies after interest expenses on the loans in the properties and operating expenses.

For the period from 4/2026 to 12/2026:

- These distributions mainly include approximately USD 5.7 million from the sale of land parcels in Park Highlands, which will arise from the sale transaction of such parcels for consideration of approximately USD 52.3 million, of which approximately USD 45 million will be used for a relative

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repayment of the WhiteHawk loan as part of the release of the areas from the said loan, and transaction costs of approximately USD 1.6 million.

- Approximately USD 4.8 million from the sale of S-REIT shares, financial assets, that their sale was completed after the reporting date of the financial statements.
- Approximately USD 9.5 million that will arise from the sale of 390 residential homes, held through PORT, for consideration of approximately USD 67.7 million, and from an increase of the refinanced and upsized loan on the PORT Properties in the amount of approximately USD 3.4 million. Out of the said sale consideration, approximately USD 54.9 million will be used for a relative repayment of existing loans in the properties, and approximately USD 6.7 million will be used for transaction costs.

For the period from 1/2027 to 12/2027:

These distributions mainly include:

- Approximately USD 20.8 million that will arise from the sale of an additional 1,189 residential homes, held through PORT, for consideration of approximately USD 206.4 million. Out of said sale consideration, approximately USD 165.2 million will be used for repayment of existing loans and related interest in the properties, net of distributable amounts and approximately USD 20.4 million for transaction costs.

  It should be noted that after the year ending December 31, 2027, the Company estimates that additional cash flow will arise from the sale of the remaining residential homes, which at that time are not expected to be encumbered by debt.
- Approximately USD 23.4 million from the sale of the remaining land areas in Park Highlands, which will arise from the sale transaction of such areas for consideration of approximately USD 49.9 million, of which approximately USD 25 million will be used to repay the WhiteHawk loan as part of the release of the areas from the said loan, and for transaction costs of approximately USD 1.5 million.
- Distributions in the amount of approximately USD 63.6 million that will arise from the joint venture holding the 110 William property, from the sale transaction of the said property for estimated total consideration of approximately USD 422.1 million, of which approximately USD 326.3 million will be used to repay the existing loans in the property, as well as additional debt service and transaction costs in the amounts of approximately USD 17.6 million and USD 7.6 million, respectively. The distribution is based on the Company's effective holding rate in the property, which is 90%.

For the period from 1/2028 to 03/2028:

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The distributions from investee companies derive mainly from:

- A total of approximately USD 34.2 million from the sale of the Eight & Nine Corporate Center in return for approximately USD 55 million, of which approximately USD 19.1 million will be used for the repayment of an existing loan on the property as well as transaction costs of approximately USD 1.7 million.
- Approximately USD 17.7 million that will arise from the sale of an additional 150 residential homes, held through PORT, for consideration of approximately USD 26 million. Out of the said sale consideration, approximately USD 2.6 million will be used for transaction costs and approximately USD 5.7 million for debt service. The assumption is that the senior loan in the PORT assets will be repaid during 2027, so that in the first quarter of 2028 there will be no mortgage on the PORT assets.

The assumptions and projected cash flow detailed above constitute forward-looking information, as defined in the Securities Act, -1968, including, among other things, forecasts, assessments, estimates, and other information relating to future events or matters whose realization is uncertain and does not depend solely on the Company, but on many additional factors that are not under its control, including receipt of the debenture holders' approval for sale and financing transactions. These estimates are based on the information currently available to the Company regarding its activity, the Company's past experience, and dialogue and negotiations being held with lenders, potential purchasers, and brokers, as applicable. The said information may not materialize at all or may materialize differently from what is stated above if the contacts and negotiations described above do not mature on the timetable set out above or do not mature at all into binding sale agreements and sale transactions, as applicable, for various reasons, including adverse changes in the markets and areas of activity in which the properties are located and due to the realization of the risk factors detailed in Section 1.18 of Chapter A of the 2025 annual report. It is also possible that the assumptions in the cash flow will not materialize because the proposed debt arrangement is not approved.

It should further be noted that, in light of existing breaches of the terms of loan agreements in connection with the Company's properties, as stated in Section 1.1.2.7 of Chapter A of the 2025 annual report, the Company may be required to carry out forced sales of properties, which may result in the consideration for the sale of such properties being lower, even materially lower, than the fair value of the properties as of the date of this report.

With respect to property sales, the sale of residential homes held through PORT may change materially in light of the existing uncertainty in connection with such sales, including the nature of the sale, whether bulk or retail, the timing of the sale, CAPEX expenses, and debt-service costs until the sale.

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In this context, as follows from the foregoing, based on the information available to the Company as of the date of this report, according to the cash-flow forecast prepared by the Company as described above, and based on the information available to it as of the date of the report, the Company will not have sufficient amounts to fully repay its obligations to its creditors, including the holders of the Company's debentures.

3.5.6. **Further to the existing uncertainties presented after the assumptions for the projected cash flow in Section 3.5.5 above, see below the Company's estimates regarding the possible effects of the foregoing on the Company's equity:**

	Amount	Notes
Equity as of March 31, 2026	60	
	Adjustments:	
Investment real estate assets (*)	(68)	Adjustment in respect of the possible sale of properties in the framework of accelerated sale processes as described above.
Investments in associates (Joint Ventures)	(23)	Adjustment in respect of possible transaction costs for the sale of the 110 William property, and adjustment in respect of the lack of marketability of the Company's holdings in the Opportunity Zone.
Transaction costs	(36)	Adjustment in respect of expected transaction costs for the sale of all residential properties held through PORT, the sale of 8&9 Corporate Center, and the Park Highlands lands.
Equity after adjustments (**)	(67)	

(*) It should be noted that there is uncertainty regarding the consideration that may arise from the sale of the PORT Properties and the properties pledged in favor of Bank of America, in light of the high pace of sales required under the terms of the new loan in PORT, as well as contacts for entering into a forbearance agreement with Bank of America for the properties pledged to it. The assumption with respect to these properties is that the sale price will not exceed the amount of the debt to the lender.

(**) The adjustments to equity do not include financing expenses, including the effect of exchange rates, capital investments in the PORT Properties, and operating profit/loss.

In addition, the adjustments above do not include termination fees to the management company of the PORT Properties, Second Avenue Group, which the Company may be required to pay in an amount that it is unable to estimate as of the publication date of the report. This is because the amount of such termination fees, as well as the very need to pay them, is determined, among other things, by the circumstances of termination of the agreement, insofar as it is terminated, according to a mechanism derived from the performance of the PORT Properties and according to the date of termination of the agreement.

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3.6. **FFO (Funds from Operations)**

Below are the FFO results the net reported profit after deducting non-recurring income and expenses (including gains and losses from the sale of properties, adjustment of the fair value of investment properties and changes in percentage holdings in investee companies) with the addition of the share of amortizations of the Company, which is a parameter commonly used by analysts to analyze the results of income-producing property companies.

It is emphasized that FFO:

(a) does not represent cash flows from operating activities in accordance with generally accepted accounting principles;

(b) Does not reflect cash held by the Company and its ability to distribute the cash;

(c) Does not replace the net reported profit;

(d) Is not data audited nor reviewed by the auditors of the Company

The Company believes that subject to and in addition to its financial statements, the FFO adequately reflects another aspect of the Company's operating results, and offers a basis for comparison between the Company's operating results in a specific period and those in prior periods, and between the Company's operating results and those of other income-producing property companies.

Following are Company's FFO figures:

FFO (*)	For the three-month period ending March 31		For the year ended December 31, 2025	Increase (decrease) March 31, 2026 vs. March 31, 2025
	2026	2025		
	(USD thousand)			
Net Profit (loss)	(20,509)	(6,270)	(446,902)	(12,364)
Adjustments: According to the provisions of the fourth addition to the Securities Regulations (Prospectus Information and Draft Prospectus – Structure and Form), 5729-1969				
Neutralized Secondary Operations (Hotel)	204	(733)	2,538	937
Gains and Losses from Reappraisals of Investment Real Estate	(5,381)	2,545	266,810	(7,926)
One-time or Extraordinary Expenses	1,280	--	(18,500)	1,280
Loss or disposal of loss from depreciation in accordance with IAS 36 (including depreciation of investments valued at book value) or gains from distressed acquisitions	--	--	12,521	--
Gain/Loss from changes in the fair value or sale of financial instruments	4,571	--	(1,925)	4,571
One-time tax expenses[8]	--	890	-	(890)
Adjustments (detailed above) for associated companies or joint ventures presented at book value	3,192	(359)	86,767	3,551

[8] Due to the sale of the Park Highlands lands.

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FFO (*)	For the three-month period ending March 31		For the year ended December 31, 2025	Increase (decrease) March 31, 2026 vs. March 31, 2025
	2026	2025		
	(USD thousand)			
FFO according to the ISA's approach	(16,643)	(3,927)	(98,691)	(12,716)
Adjustments due to non-controlling rights' share of FFO	(307)	(27)	(1,925)	(280)
FFO according to the ISA's approach attributed to Company's shareholders *	(16,950)	(3,954)	(100,616)	(12,996)
Of which: FFO from current operations	(16,950)	(3,954)	(100,616)	(12,996)
Adjustments due to non-controlling rights' share of FFO	0	0	0	0
FFO according to the ISA's approach attributed to Company's shareholders	(16,950)	(3,954)	(100,616)	(12,996)
Of which: FFO from current operations according to the ISA's approach attributed to Company's shareholders	(16,950)	(3,954)	(100,616)	(12,996)

* FFO does not constitute a financial index based on generally accepted accounting guidelines; this index is calculated pursuant to the instructions of the Israel Securities Authority; the index represents net accounting profit for the period, after neutralizing one time income and expenses (including gains or losses from the reappraisal of properties), property sales, depreciation and deductions and other types of gains; use of this index is generally accepted when reviewing the performance of income generating real estate companies; required adjustments from the accounting profit are detailed in this table.

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3.7. **Net Operating Income (NOI)**

Below is information with respect to the Net Operating Income (NOI) (profit from property rental and operation thereof) of the Group:

The management of the Company estimates that the NOI data is one of the most important parameters in valuating income-producing real estate. The result of dividing this by the customary discount rate in the geographical area in which the property is located ("**Cap Rate**") is one of the indicators for determining the value of the property (in addition to other indicators, such as: the market value of similar properties in the area, the sale price per square meter built from recent transactions, etc.). In addition, the NOI data is used to measure the free cash flow available for service of a financial debt taken to finance the purchase of the property, while investments in renovations and maintenance of the current property are deducted from the total NOI.

It should be noted that NOI:

(a) does not reflect cash flow provided by current operations in accordance with GAAP;

(b) does not reflect cash available for financing all of the Group's cash flows, including its capacity to make distributions;

(c) should not be considered a substitute for net income, in evaluating the Group's operating results.

(d) is not audited nor reviewed by the auditors of the Company.

Below is NOI information for the Company (not including its pro-rata share of NOI of associates and jointly-controlled entities):

NOI	For the three-month period ending March 31		For the year ending December 31, 2025
	2026	2025	
	USD thousands		
	8,452	13,886	45,471

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Part Two – Corporate Governance

4. General

Pursuant to Section 39a(a) of the Securities Act (hereinafter: "**Section 39a**"), the provisions of the Companies Act and the regulations set forth in the Securities Act, 1968 (hereinafter: "**The Securities Act**") apply to companies incorporating outside of Israel and which has offered its shares or warrants to the Israeli public, all as set forth in the Fourth Addition (Part B) to the Securities Act. Whereas Company's nonconvertible warrants have been offered to the Israeli public by way of a prospectus, and have been listed for trading on the Exchange, pursuant to Israeli law, as described above, the provisions of Section 39a apply to the Company, and therefore various provisions of the Companies Act apply to it (including provisions pertaining to the appointment of external directors, and internal auditor and an audit committee) as detailed in Part B of the Fourth Addition to the Securities Act, and these provisions apply in addition to the provisions set forth in Company's incorporation documents and the laws of the British Virgin Islands.

Pursuant to the 2019 Shelf Prospectus, (as the term is defined in the above Section A – Descriptions of the Entity's Business) in September 2019, the Insolvency and Financial Rehabilitation legislation, 2018 (hereinafter: "**the Insolvency Law**") came into effect, which includes, inter alia, instructions which have replaced certain sections contained in Corporate law regarding compromises and settlements (including Mark C, in Section G, Chapter 2, which deals with financial rehabilitation, as well as Section 3, Part 10, which concerns approval of a material debt settlement by a debentures company), which applies as of the date the Insolvency Legislation came into effect.

4.1. Charitable Contributions

The Company does not have a current permanent policy with regard to charitable donation nor does it have any existing commitment to make charitable donations in the future. During the report period, the Company did not make any material donations.

4.2. **Composition of the Board of Directors**

As of the reporting date, the Company's board of directors includes (4) directors, all of whom have accounting and financial expertise:

- Mr. Ronen Nakar, Chairman of the Board of Directors and CEO of the Company;
- Mr. Ron Hadassi, external director;
- Ms. Varda Klal, external director;

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- Mr. Itay Dayan, external director.

Changes in the composition of the board of directors

For details regarding the notice of Mr. Ron Hadassi, an external director of the Company, of his intention to terminate his tenure as an external director of the Company shortly after the publication of the Company's financial statements as of March 31, 2026, see the Company's immediate report dated February 5, 2026 (Reference No.: 2026-01-013083), the information of which is incorporated herein by reference.

Note that on June 1, 2026, after the report date, Mr. Izhak David Lax was appointed to serve as a director of the Company, with his term to commence on June 1, 2026. For further details, see the Company's immediate report dated May 13, 2026 (Reference No.: 2026-01-044169), the information from which is incorporated into this report by reference.

For details regarding changes in the composition of the board of directors in January 2026, see Section 3(a) of Chapter B of the 2025 annual report.

4.3. **Directors with accounting and financial expertise**

At the meeting of the Board of Directors on March 28, 2016, the Board of Directors decided, under Article 92(a)(12) of the Companies Law, that the appropriate minimum number of directors with accounting and financial expertise, including external directors (which will be appointed in accordance with the provisions of the Companies Law) is two (including external directors (hereinafter: the "**Appropriate Minimum Number**"). The Appropriate Minimum Number was determined while taking into consideration, among other things, the size of the Company, its areas of activity and the nature of the accounting and financial issues arising from the examination of the financial position of the Company as well as the preparation and approval of its financial statements. In this regard, it should be noted that at the date of the Report, all four of the Company's directors possess accounting and financial expertise, as detailed in Section 4.2 above.

4.4. **Independent Directors**

The Company articles do not include any provision in regard to the number of independent Directors. As of the date of the report the Company has three external directors and no independent directors.

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Part Three – Disclosure provision in connection with the financial reporting of the corporation

1. Critical accounting estimates

With regard to critical accounting estimates, see note 3 to the consolidated financial statements of the Company as of March 31, 2026.

2. Highly Material Appraisers

All of Company's properties have been appraised by Kroll, Inc. (previously: Duff & Phelps) and Colliers International Valuation and Advisory Services, LLC, save for Company's single-family properties (the PORT properties), appraised by House Canary. Note that all of the aforementioned appraisers are independent of the Company.

A. Kroll, Inc. (previously: Duff & Phelps) is a financial services consultation firm which providing financial consulting and investment banking services. Among other things, Kroll specializes in appraisals in major real estate cities and markets in the US in a variety of real estate segments (office, residential, hotels, industry, healthcare, commerce, and retail) for business clients. Kroll employs approximately 5,000 people and provides services in over 100 nations.

B. Colliers International Valuation and Advisory Services, LLC specializes in appraisals in major real estate cities and markets in the US in a variety of real estate segments (office, residential, hotels, industry, healthcare, commerce, and retail) for business clients such as financial institutions, real estate corporations, contractors, investors, entrepreneurs and legal firms. Colliers employs approximately 17,000 people working in 62 branches and offices around the world.

C. House Canary specializes in appraisals of various real estate properties in major cities and markets in the US for private and corporate clients such as financial institutions, real estate corporations, contractors, investors, and entrepreneurs. The House Canary appraisal model is autonomous and is based on, and backed by, machine learning technology and a large variety of data sources.

For details on Material and Highly Material appraisals of Company properties, see Sections 1.7.8-1.7.9 to Chapter A of the 2025 Periodic Report and Section 3 of Part 4 of Chapter B (Report of the Board of Directors) of the 2025 Periodic Report.

3. Guarantees to ensure repayment of obligations by borrowing entities

Further to the contents of Section 1.11.2 a of Company's 2024 Periodic Report, following are details of the financial guarantees (guarantees of the obligations of lenders as part of loan agreements, including payment of principal and interest, which are at times limited in amount) (hereinafter: "**Financial Guarantees**") granted by

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Company's Investee Companies as part of loan agreements on its properties as of around the date of the release of this report:

- Pacific Oak SOR Properties LLC (a 100%-owned subsidiary of the Company) provided a full financial guarantee (in the amount of 100% of the loan principal) in connection with the loan in respect of the Madison Square property. It should be noted that until October 7, 2021, such guarantee was provided by Pacific Oak SOR US Properties II LLC (another 100%-owned subsidiary of the Company), and from such month, as part of an update to the loan terms, the said guarantee was assigned to Pacific Oak SOR US Properties LLC.

  It should be noted that a guarantee of this kind was also provided in connection with the Lincoln Court property, the sale of which was completed after the date of the statement of financial position. For details, see Section 2.5 above.

- Pacific Oak SOR Equity Holdings X LLC (a 100%-owned subsidiary of the Company that indirectly holds rights in the Company's single-family residential properties) provided full financial guarantees (in the amount of 100% of the loan principal) in connection with two of the four loans which existed in respect of the PORT properties. Such loans were repaid in full after the reporting date of the financial statements as part of a refinancing. For details, see Section 2.3 above.

- In addition to the foregoing, in July 2025 Pacific Oak SOR Properties LLC and Pacific Oak SOR US Properties II LLC provided full financial guarantees for all the obligations of the borrowing entities under the loan granted in connection with the properties Park Highlands, Richardson lands, and 210 West 31st, totaling approximately USD 80 million. For details regarding the guarantee and the terms of the aforementioned loan, see Appendix A below (Material Loans).

4. Additional information on the Company's restricted cash

Following is a detail of Company's restricted cash, by property:

Restricted Cash: Certain cash balances are subject to contractual or enforceable restrictions and are therefore not available for general corporate and operating purposes. Restricted cash primarily consists of (i) lender-controlled cash management accounts associated with loans in default and (ii) lender-required impound, reserve and escrow accounts established under the Company's borrowing arrangements (iii) non-lender escrows for future commitments. These balances may only be used for purposes specified in the applicable loan agreements or other escrow arrangements.

Entity	Restricted Cash Balance
Q&C Hotel	1,104
Richardson Portfolio	1,127
Park Centre	35
The Marq	5,514
Oakland City Center	1,193
1180 Raymond	692
Lincoln Court (1)	1,132
PORT	6,530
Eight & Nine Corporate Centre	7,029
Park Highlands (2)	14,147
BVI Corporate	4,251
Other	1,226
Total (3)	**43,980**

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(1) Lincoln Court was sold subsequent to March 31, 2026. Due to the default provisions under the related mortgage loan agreement, the restricted cash balance was remitted to the lender.

(2) Park Highlands restricted cash balance is primarily related to interest reserves related to the WhiteHawk loan and escrowed funds for construction obligations.

(3) Restricted cash related to Madison Square was excluded from the Company's consolidated balance as a result of the property entering into a receivership in March 2026.

5. Legal Proceedings

As of the date of publication of this report, there are no material legal proceedings pending against the Company or its controlled entities, except as detailed below:

For details regarding a motion to certify a Class Action filed against the Company and members of its Board of Directors, submitted to the Economic Department of the Tel Aviv District Court and received by the Company on September 11, 2025, see the Company's report dated September 11, 2025 (reference number: 2025-01-068917).

For details regarding notices received by the Company concerning lawsuits filed by the lender against the property entities holding the Highlands Park lands, seeking declaratory reliefs and orders regarding the breach of the loan agreement and its lien rights, as well as the temporary injunction issued by the court with the parties' consent in connection with the Highlands Park lands, see the Company's immediate report dated May 24, 2026 (Reference No.: 2026-01-047562), the information of which is incorporated herein by reference.

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Part Four – Specific Disclosure to the Company's Debenture Holders

Materialization of grounds for calling Company's debentures for immediate repayment

On March 31, 2026, further to the report of the Trustee for Company's Series B and D Debentures regarding the results of an assembly of Series B and Series D debenture holders in which Holders resolved to object to the proposed transaction for sale of the PORT properties, S&P Global Ratings Maalot, LTD announced that it was downgrading Company's issuer's rating to ilB (in lieu of ilBBB) and maintaining its inclusion on a negative watchlist, as well as a downgrade of the rating of Company's unsecured Series B and D debentures to ilB (in lieu of ilBBB) and maintaining their inclusion on a negative watchlist. Due to the aforementioned downgrading of the ratings of Company's debentures, grounds have arisen for Series B and D debenture holders, as applies, to call Series B and D debentures for immediate repayment, as set forth in Section 8.1 of the deeds of trust for Series B and D debentures.

For details, see Company's March 31, 2026 immediate report (Reference Number: 2025-01-073499), the contents of which are included in this report by way of reference.

In addition, on February 17, 2026, S&P Global Ratings Maalot announced that, at the Company's request, it was discontinuing the rating of the Company and its debentures, so that as of shortly before the publication date of this report, the Company and its debentures are not rated. Immediately prior to such rating discontinuation, the Company and its debentures were rated 'ilCCC' due to the increased risks of a default event.

Further to the aforementioned, as described in this current section, below, beginning with Q3/25, the Company has violated the financial covenants in accordance with the deeds of trust of Company's Series B and D debentures for two consecutive quarters. As a result of the failure to comply with the financial covenants, grounds have arisen for Series B and D debenture holders, as applies, to call Series B and D debentures for immediate repayment, as set forth in Section 8.1 of the deeds of trust for Series B and D debentures.

See also Company's immediate report published in tandem with this report.

In addition, the review reports and opinions, as applicable, of the Company's auditors that were attached to the Company's financial statements beginning with the Company's financial statements as of June 30, 2025, included and include, as applicable, an emphasis of matter regarding significant doubts concerning the Company's continued existence as a going concern, in a manner that grants the holders of the debentures, Series B and Series D, as applicable, the right to declare the debentures, Series B or Series D, as applicable, immediately due and payable, as stated in Section 8.1 of the trust deeds.

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6. Below are details of the Debentures (Series B, Series C, and Series D) issued by the Company, which are held by the public as of the publication date of the report:

	Debentures (Series B)	Debentures (Series D)
Is the debenture series material (as the term is defined in Regulation 10(b)(13)(a) of the Reports Regulation	Yes – Material Debenture series	Yes – Material Debenture series
Date of issue	February 16, 2020	April 25, 2024
Series Expansion Date	October 31, 2021 – series expansion as part of a public offering pursuant to a Shelf Offering Report November 7, 2021 – series expansion as part of a private allotment May 2, 2022 – series expansion as part of a private allotment	August 20, 2024 – series expansion by way of a public offering in accordance with a shelf offering report
Par value on the date of issue (ILS thousands)	254,055	288,103
Par value on the date of series expansion (ILS thousands)	October 31, 2021 – 790,411 November 7, 2021 – 844,055 May 2, 2022 – 1,164,479	August 20, 2024 – 587,063
Par value as of March 31, 2026 (ILS)	388,237	587,063
Linked par value as of March 31, 2026 (ILS thousands)	The debentures are not index-linked	The debentures are not index-linked
The amount of accrued interest plus linkage differences (ILS thousands) as of March 31, 2026	13,407	37,670
Value in the financial statements as of March 31, 2026 (ILS thousands), including interest payable.	401,644	624,732
Stock exchange value as of March 31, 2026 (ILS thousands)	197,225	289,070
Type of interest rate and date of payment thereof	As of close to this report's publication date – the annual interest rate on Debentures (Series B) is 5.18%. <u>Following is an explanation regarding the interest rate:</u> The Fixed interest rate – 3.93%.	As of close to this report's publication date – the annual interest rate on Debentures (Series B) is 11%. <u>Following is an explanation regarding the interest rate:</u> The Fixed interest rate – 9.5%.

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	Debentures (Series B)	Debentures (Series D)
	Beginning December 8, 2024, the interest rate was adjusted to 4.18% due to a downgrade of one notch in the rating of the debentures. Beginning March 3, 2025 the interest rate was adjusted to 4.43% due to a downgrade of an additional notch in the rating of the debentures. Beginning July 7, 2025, the interest rate was adjusted to 5.18% due to a downgrade of one notch in the rating of the debentures. The interest is to be paid in two annual payments – on July 31, 2020 and on January 31 and July 31 of each year between 2021 to 2026, beginning on July 31, 2020 and ending on January 31, 2026 (inclusive), except for the first interest period[9]. Interest is subject to adjustments in the event of a change in the rating of Debentures (Series B) and/or failure to comply with financial covenants.	Beginning December 8, 2024, the interest rate was adjusted to 9.75% due to a downgrade of one notch in the rating of the debentures, as described below. Beginning March 3, 2025 the interest rate was adjusted to 10% due to a downgrade of an additional notch in the rating of the debentures. Beginning March 31, 2025 the interest rate was adjusted to 10.5% due to non-compliance with the minimum equity covenant set forth in Section 5.3 of the Deed of Trust. Beginning July 7, 2025, the interest rate was adjusted to 11% due to a downgrade of one notch in the rating of the debentures. The interest is to be paid in two annual payments – on August 31 of each year between 2024 to 2028 and on February 28 of each year between 2026 to 2029, beginning on August 31, 2024 and ending on February 28, 2029 (inclusive), except for the first interest period[10]. Interest is subject to adjustments in the event of a change in the rating of Debentures (Series D) and/or failure to comply with financial covenants.
Rating downgrade of December 8, 2024	On December 8, Maalot announced it was downgrading the rating of Series B debentures from ilAA- to ilA+, which had implications for the aforementioned rating increase of Series B debentures[11].	On December 8, Maalot announced it was downgrading the rating of Series D debentures from ilAA- to ilA+, which had implications for the aforementioned rating increase of Series D debentures, as detailed above[12].
Rating downgrade of March 2, 2025	On March 3, 2025, Maalot announced it was downgrading the rating of Series B debentures from ilA+ to ilA, which had	On March 3, 2025, Maalot announced it was downgrading the rating of Series D debentures from ilA+ to ilA, which had

9 In this regard, **"First Interest Period"** – beginning on February 16, 2020, and ending on July 31, 2020.

10 In this regard, **"First Interest Period"** – beginning on April 25, 2024, and ending on August 31, 2024.

11 For details, see Company's immediate reports of December 8, 2024 (Reference Number: 2024-01-622870 and 2024-01-622869, respectively), the contents of which are included in this report by way of reference.

12 For details, see Company's immediate reports of December 8, 2024 (Reference Number: 2024-01-622870 and 2024-01-622869, respectively), the contents of which are included in this report by way of reference.

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	Debentures (Series B)	Debentures (Series D)
	implications for the aforementioned rating increase of Series B debentures[13].	implications for the aforementioned rating increase of Series D debentures[14].
Rating downgrade of July 6, 2025	On July 6, 2025, Maalot announced the downgrading of its Series B Debentures from ilA to ilBBB, which affected the increase of the debenture rating (Series B) as stated above[15].	On July 6, 2025, Maalot announced the downgrading of its Series D Debentures from ilA to ilBBB, which affected the increase of the debenture rating (Series D) as stated above[16].
Rating downgrade of September 30, 2025	On September 30, 2025, Maalot announced it was downgrading the rating of Series B debentures from ilBBB to ilB[17]. Note that due to the aforementioned rating downgrade, grounds have materialized for holders of Series B debentures to call Series B debentures for immediate repayment, as set forth in Section 8.1 of the Series B debentures Deed of Trust.	On September 30, 2025, Maalot announced it was downgrading the rating of Series D debentures from ilBBB to ilB[18]. Note that due to the aforementioned rating downgrade, grounds have materialized for holders of Series D debentures to call Series B debentures for immediate repayment, as set forth in Section 8.1 of the Series D debentures Deed of Trust.
Interest increase due to a failure to comply with financial covenants	As noted in Company's August 31, 2025 immediate report as well as in the below Section 5.8, the Company is not in compliance with its financial covenants. Note that beginning July 7, 2025, Series B and D debentures bear the Maximum Additional Interest Rate in accordance with the provisions of Sections 5.2 and 5.3 of Company's deeds of trust, and therefore, the violations set forth in this immediate report shall not entitle holders of Company's debentures to interest rate additions.	On March 31, 2025 Company announced it was not in compliance with the consolidated equity covenant set forth in Section 5.3 of the Series D Deed of Trust, which had implications for the aforementioned increase of the interest rate on Series D debentures[19]. As noted in Company's August 31, 2025 immediate report as well as in the below Section 5.8, the Company is not in compliance with its financial covenants. Note that beginning July 7, 2025, Series B and D debentures bear the Maximum Additional Interest Rate in accordance with the provisions of Sections 5.2 and 5.3 of Company's deeds of trust, and therefore, the violations

13 For details, see Company's immediate reports of March 3, 2025 (Reference Number: 2025-01-014001 and 2025-01-014005, respectively), the contents of which are included in this report by way of reference.

14 For details, see Company's immediate reports of March 3, 2025 (Reference Number: 2025-01-014001 and 2025-01-014005, respectively), the contents of which are included in this report by way of reference.

15 For details, see the Immediate Report of July 6, 2025 (Ref. No. 2025-15-049073), the information according to which is incorporated in this report by way of reference.

16 For details, see the Immediate Report of July 6, 2025 (Ref. No. 2025-15-049073), the information according to which is incorporated in this report by way of reference.

17 For details, see the report dated September 30, 2025 (Reference Number: 2025-15-073415), the contents of which are included in this report by way of reference.

18 For details, see the report dated September 30, 2025 (Reference Number: 2025-15-073415), the contents of which are included in this report by way of reference.

19 For details, see Company's immediate report of March 31, 2025 (Reference Number: 2025-01-022634), the contents of which are included in this report by way of reference.

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	Debentures (Series B)	Debentures (Series D)
		set forth in this immediate report shall not entitle holders of Company's debentures to interest rate additions.
Dates of payment of the principal	Repayable in three (3) annual payments on January 31 of each of the years 2024 to 2026, in such a way that each of the first two payments constitutes 33.33% of the principle of the face value of the Debentures (Series B), while the third and final payment constitutes 33.34% of the principle of the face value of the Debentures (Series B).	Repayable in three (3) annual payments on February 28 of each of the years 2027 through 2029 (inclusive), such that each of the first two payments will each constitute 33% of the principal of the total nominal value of the Debentures (Series D) and the third and final payment will constitute 34% of the principal of the total nominal value of the Debentures (Series D).
Linkage basis (principal and interest)	Unlinked	Unlinked
Are they convertible?	No	No
The Company's right to demand early redemption or forced conversion	The Company may (but is not obligated), at any time and at its sole discretion, to make an early redemption of part or all the Debentures (Series B) as it chooses, until the final repayment of the Debentures (Series B), all in accordance with the resolutions of the Board of Directors of the Company and subject to the guidelines of the Securities Authority and the provisions of the TASE Regulations and guidelines thereof, as shall be in force on the relevant date. See additional details in Section 7 of the Deed of Trust for Debentures (Series B), which is referenced in this report.[20]	The Company may (but is not obligated), at any time and at its sole discretion, to make an early redemption of part or all the Debentures (Series D) as it chooses, until the final repayment of the Debentures (Series D), all in accordance with the resolutions of the Board of Directors of the Company and subject to the guidelines of the Securities Authority and the provisions of the TASE Regulations and guidelines thereof, as shall be in force on the relevant date. See additional details in Section 7 of the Deed of Trust for Debentures (Series D), which is referenced in this report.[21]
Guarantee given for payment of corporate liabilities in accordance with the Deed of Trust	No guarantee has been given for the payment of the corporate liabilities in accordance with the Deed of Trust.	No guarantee has been given for the payment of the corporate liabilities in accordance with the Deed of Trust.

20 The Deed of Trust for Debentures (Series B) which was prepared and signed on February 12, 2020 (reference number: 2020-01-013255).

21 The Deed of Trust for Debentures (Series D) which was prepared and signed on April 21, 2024 (reference number: 2024-01-041488).

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6.1. **<u>Details of the trustee for the Debentures (Series B and Series D) of the Company:</u>**

Name of the trustee: Reznik Paz Nevo Trusts Ltd.

Name of the person responsible for the series: Adv. Michal Avtalion-Rishoni

Telephone: 03-6389200; Fax: 03-6289222

Mailing address: 14, Yad Harutzim Street, Tel Aviv

6.2. **<u>Company's Issuer and Debentures Ratings:</u>**

On February 17, 2026, Maalot announced the discontinuation of the rating of the Company's debentures at the Company's request. For details, see the Maalot notice, reference no. 2026-15-015594. Previously, on January 27, 2026, Maalot announced a downgrade of the issuer rating and the bond series ratings to 'ilCCC' due to the increased risks of a default event. For details, see the Maalot notice dated January 27, 2026, reference no. 2026-15-010122.

For details regarding the rating history of the Company's debentures, see Section 5 above. It is recalled that, against the background of the said rating downgrade, the holders of the debentures, Series B and Series D, as applicable, became entitled to declare the debentures, Series B and Series D, immediately due and payable, as stated in Section 8.1 of the trust deeds for the debentures, Series B and Series D.

6.3. **<u>Convening of a meeting of Debenture holders and changes in the terms of the Debentures</u>**

For details about the company's debenture holders' meetings during the reporting period, see Section 2.9 above.

As of the date of publication of the report, the terms of the company's debentures have not changed.

6.4. **<u>Collateral and charges to secure the Debentures (Series B)</u>**

The Debentures (Series B) are not secured by collateral.

For details of the undertaking of the Company not to pledge all of its assets (held directly thereby) under a general floating charge, without obtaining the prior consent of the general meeting of the holders of the Debentures (Series B), see Section 6.2 of the Deed of Trust for Debentures (Series B).

6.5. **<u>Collateral and charges to secure the Debentures (Series D)</u>**

The Debentures (Series D) are not secured by collateral.

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For details of the undertaking of the Company not to pledge all of its assets (held directly thereby only) under a general floating charge, without obtaining the prior consent of the general meeting of the holders of the Debentures (Series D) by a special resolution, see Section 6.2 of the Deed of Trust for Debentures (Series D).

6.6. Compliance with terms and obligations according to the Deed of Trust for Debentures (Series B)

To the best of the Company's knowledge, as of March 31, 2026 and as of the date of the report, the Company was not in compliance with all the terms and undertakings under the Deed of Trust of the Company's Debentures (Series B) of February 12, 2020 (hereinafter in this subsection: "**the Deed of Trust for Debentures (Series B)**" or "**the Deed of Trust**"), except as detailed below.

As noted above, grounds have materialized for calling Series B debentures for immediate repayment, as noted in preface to this current Part D containing a dedicated disclosure to Debenture Holders. See the above Section 2.1 for details.

Following are the details of each of Company's undertakings pursuant to the Deed of Trust, which, as stated above, the Company is in compliance with as of March 31, 2026, and the date of signing the report, except as noted in the preface to this current Part D and below:

- The Company confirms that the Company and all of its controlled entities, as of the date of this report, are in compliance with the provisions of Section 5.7i of the Deed of Trust.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 5.8 of the Deed of Trust, with regards to its areas of operation.
- The Company confirms that it does not comply with each of the financial covenants, except for the adjusted NOI financial covenant as defined in Section 6.3 of the deed of trust and in accordance with Section 5.3 of the deed of trust. For details, see Section 5.8 below.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.2 of the Deed of Trust, with regards to the creation of a floating charge.

- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.4 of the Deed of Trust, with regards to abstaining from taking on financial debt with a right of return to the Company.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.5 of the Deed of Trust, with regards to abstaining from taking on credit and/or a lean on behalf of non-Israeli financial institutions.

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6.7. **<u>Compliance with terms and obligations according to the Deed of Trust for Debentures (Series D)</u>**

To the best of the Company's knowledge, as of March 31, 2026 and the date of signing this report, the Company was not in compliance with all the terms and undertakings under the Deed of Trust of the Company's Debentures (Series D) dated April 21, 2024 (hereinafter in this subsection: "**the Deed of Trust for Debentures (Series D)**" or "**the Deed of Trust** except as detailed below.

As stated above, grounds exist for declaring the debentures, Series D, immediately due and payable, as stated at the beginning of this Part D concerning dedicated disclosure to the debenture holders.

Following are the details of each of Company's undertakings pursuant to the Deed of Trust, which the Company is in compliance with as of March 31, 2026, and the date of signing the report, <u>except</u> as noted in the preface to this current Part E and below:

- The Company confirms that it is in compliance with its undertakings pursuant to Sections 2.5.1 and 2.5.2 of the Deed of Trust, and that as the date of the release of the report, all funds deposited in the Dedicated Account (as it is defined in the Deed of Trust) have been utilized for the payment of principal and interest on Series B debentures over the course of 2024, so that as of the date of the release of the report, no funds are deposited in the Dedicated Account.
- The Company confirms that the Company and all of its investee entities, as of the date of this report, are in compliance with the undertakings pursuant to Section 5.7i of the Deed of Trust.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 5.8 of the Deed of Trust, with regards to its areas of operation.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 5.9 of the Deed of Trust, with regards to restrictions applicable thereto.

- The Company confirms that it <u>does not</u> comply with each of the financial covenants, except for the adjusted NOI financial covenant as defined in Section 6.3 of the deed of trust and in accordance with Section 5.3 of the deed of trust. For details, see Section 5.8 below.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.2 of the Deed of Trust, with regards to the creation of a floating charge.
- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.4 of the Deed of Trust, with regards to abstaining from taking on financial debt with a right of return to the Company.

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- The Company confirms that it is in compliance with its undertakings pursuant to Section 6.5 of the Deed of Trust, with regards to abstaining from taking on credit and/or a lean on behalf of non-Israeli financial institutions.

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A-52 6.8. Details regarding Company's compliance with the financial covenants subject to the Deeds of Trust for the Company's Debentures 6.8.1. Below are details of the financial covenants set forth in the Deed of Trust for Deben- tures (Series B) (terms shall have the meanings given to them in the Deed of Trust): Financial Covenant Method of calculating the financial criteria and results as of March 31, 2026 Comments The Consolidated Equity22 (not in- cluding minority interests) will not be less than USD 475 million (this amount will not be index-linked). Consolidated Equity (not including minority in- terests) = USD 59,693 thousand. The Company is not in compliance with the Financial Covenant Section 6.3(1) of the Deed of Trust The Net Adjusted Financial Debt23 to Net CAP24 ratio shall not exceed 75%. Net Adjusted Financial Debt = USD 1,089,219 thousand. Net CAP = USD 1,149,541 thousand. Net Adjusted Financial Debt to Net CAP ratio = 94.8% The Company is not in compliance with the Financial Covenant Section 6.3(2) of the Deed of Trust Adjusted NOI25 shall be no lower than USD 35 million. Adjusted NOI = USD 46,642 thousand. The Company is in compliance with the Fi- nancial Covenant Section 6.3(3) of the Deed of Trust 22 "Consolidated Equity of the Company": The Company's equity according to the consolidated Financial Statements of the Company, including shareholder loans subordinate to the Debentures, if any. That is, shareholder loans that meet the following terms: (a) the maturity date thereof is after the final maturity of the debentures; and (b) the loans are subordinate to the debentures with regard to the repayment thereof, including in the event of liquidation. 23 "Net Adjusted Financial Debt" – Debt carrying short and long term interest from banks and financial institutions and from entities the main operation thereof is the provision of loans, plus debt carrying interest in favor of the holders of debentures issued by the Company, net of cash and cash equivalents and net of short-term investments and loans provided that the repayment date thereof does not exceed three years after the relevant balance sheet date, marketable securities and deposits (including such assets which are use- restricted, except for pledged deposits provided against guarantees), all based on the consolidated financial statements of the Company, plus the proportionate consolidation of the net financial debt in associated companies and in jointly controlled companies of the Company. 24 "Net CAP" – adjusted net financial debt in addition to the Consolidated Equity of the Company (including minority rights). 25 "Adjusted NOI" – the Company's income from rent (in the last four quarters), including income from interest deriving from the provision of loans by the consolidated Company (including income deriving from loans purchased) and revenues, including distributions, deriving to the Company from investments in REIT funds or other companies, net of the leasing cost of the properties (in the last four quarters), plus the Company's share in the adjusted NOI of associated companies and jointly-controlled companies (relative consolidation). It shall be clarified that by purchasing one or more income-producing property and/or completion of development property and/or property contribution during the period, and/or provision of loans by the consolidated Company (including income deriving from loans purchased by the Company), and/or additional investment in REIT funds or other companies, the Adjusted NOI of the property/properties and/or loan/s and/or investment/s shall be calculated in accordance with the scope of the Adjusted NOI on the date of purchase and/or completion of development and/or contribution of the property and/or provision or purchase of the loan and/or execution of the investment and up until the relevant report date of financial statement, annualized. For the avoidance of doubt, it shall be clarified that upon the sale or removal of one or more properties, said annualization of the Adjusted NOI shall not be executed for the period prior to the date of sale. A-53 Financial Covenant Method of calculating the financial criteria and results as of March 31, 2026 Comments The Scope of the Projects for Devel- opment of the Consolidated Com- pany26 (including the share of the Company in jointly-controlled and associate companies) shall not ex- ceed 10% of the Adjusted Balance Sheet27 of the Company The Scope of the Projects for Development of the Consolidated Company (including the share of the Company in jointly controlled and associ- ate companies) = USD 0 Total adjusted balance sheet = USD 976,544 thousand The Company is in compliance with the Fi- nancial Covenant Section 6.3(4) of the Deed of Trust The Consolidated Equity11,12 (exclud- ing minority rights) shall not be less than USD 500 million (this amount will not be index-linked). Consolidated Equity (excluding minority inter- ests) = USD 59,693 thousand. The Company is in compliance with the Fi- nancial Covenant Section 5.3(1) of the Deed of Trust (*) Adjusted net financial debt14 to net CAP15 ratio shall not exceed 72.5%. Net Adjusted Financial Debt = USD 1,089,219 thousand. Net CAP = USD 1,149,541 thousand. Net Adjusted Financial Debt to Net CAP ratio = 94.8% The Company is not in compliance with the Financial Covenant Section 5.3(2) of the Deed of Trust (*) Adjusted NOI15 shall be no lower than USD 40 million. Adjusted NOI = USD 46,642 thousand. The Company is in compliance with the Fi- nancial Covenant Section 5.3(3) of the Deed of Trust (*) (*) Failure to comply with the financial covenant does not constitute grounds for immediate repayment but may result in an interest rate adjustment. As of the date of signing this report the Company is not compliant with all fi- nancial covenants described above, in accordance with the Company's financial statements for March 31, 2026. 26 "Scope of Projects for Development of the Company" – the cost of investment (separate than the fair value) of the Company in projects whose construction started as of the date of the relevant financial statements, and for which no Temporary Certificate of Occupancy (TCO) was obtained yet. It should be clarified that development and renovation works performed in existing income-producing assets of the Company, will not be considered as part of the definition of "Scope of Projects for Development of the Company". 27 "Adjusted Balance Sheet" – the total consolidated balance sheet of the Company in addition to the share of the Company in associated companies and companies under joint control. A-54 6.8.2. Below are details of the financial covenants set forth in the Deed of Trust for Deben- tures (Series D) (terms shall have the meanings given to them in the Deed of Trust): Financial Covenant Method of calculating the financial criteria and results as of March 31, 2026 Comments The Consolidated Equity28 of the Company (not including minority in- terests) will not be less than USD 450 million (this amount will not be index-linked). Consolidated Equity (not including minority in- terests) = USD 59,693 thousand. The Company is not in compliance with the Financial Covenant Section 6.3(1) of the Deeds of Trust The Net Adjusted Financial Debt29 to Net CAP30 ratio shall not exceed 75%. Net Adjusted Financial Debt = USD 1,089,219 thousand. Net CAP = USD 1,149,541 thousand. Net Adjusted Financial Debt to Net CAP ratio = 94.8% The Company is not in compliance with the Financial Covenant Section 6.3(2) of the Deeds of Trust Adjusted NOI31 shall be no lower than USD 35 million. Adjusted NOI = USD 46,642 thousand. The Company is in compliance with the Fi- nancial Covenant Section 6.3(3) of the Deeds of Trust The Consolidated Equity11,12 (exclud- ing minority rights) shall not be less than USD 550 million (this amount will not be index-linked). Consolidated Equity (not including minority in- terests) = USD 59,693 thousand. The Company is not in compliance with the Financial Covenant Section 5.3(1) of the Deeds of Trust (*) 28 "Consolidated Equity of the Company": The Company's equity according to the consolidated Financial Statements of the Company, including shareholder loans subordinate to the Debentures, if any. That is, shareholder loans that meet all of the following terms: (a) the maturity date thereof (for principal and interest) is after the final maturity of the debentures; and (b) the loans (principal and interest) are subordinate to the debentures with regard to the repayment thereof, including in the event of liquidation. 29 "Net Adjusted Financial Debt" – Debt carrying short and long term interest from banks and financial institutions and from entities the main operation thereof is the provision of loans, plus debt carrying interest in favor of the holders of debentures issued by the Company, net of cash and cash equivalents and net of short-term investments and loans provided that the repayment date thereof does not exceed three years after the relevant balance sheet date, marketable securities and deposits (including such assets which are use- restricted, except for pledged deposits provided against guarantees), all based on the consolidated financial statements of the Company, plus the proportionate consolidation of the net financial debt in associated companies and jointly controlled companies of the Company. 30 "Net CAP" – adjusted net financial debt in addition to the Consolidated Equity of the Company (including minority rights). 31 "Adjusted NOI" – the Company's income from rent (in the last four quarters), including income from interest deriving from the provision of loans by the consolidated Company (including income deriving from loans purchased) and revenues, including distributions, deriving to the Company from investments in REIT funds or other companies, net of the leasing cost of the properties (in the last four quarters), plus the Company's share in the adjusted NOI of associated companies and jointly-controlled companies (relative consolidation). It shall be clarified that by purchasing one or more income-producing property and/or completion of development property and/or property contribution during the period, and/or provision of loans by the consolidated Company (including income deriving from loans purchased by the Company), and/or additional investment in REIT funds or other companies, the Adjusted NOI of the property/properties and/or loan/s and/or investment/s shall be calculated in accordance with the scope of the Adjusted NOI since the date of purchase and/or completion of development and/or contribution of the property and/or provision or purchase of the loan and/or execution of the investment and up until the relevant report date of financial statement, annualized. For the avoidance of doubt, it shall be clarified that upon the sale or removal of one or more properties, said annualization of the Adjusted NOI shall not be executed for the period prior to the date of sale. A-55 Financial Covenant Method of calculating the financial criteria and results as of March 31, 2026 Comments Adjusted net financial debt14 to net CAP15 ratio shall not exceed 70%. Net Adjusted Financial Debt = USD 1,089,219 thousand. Net CAP = USD 1,149,541 thousand. Net Adjusted Financial Debt to Net CAP ratio = 94.8% The Company is not in compliance with the Financial Covenant Section 5.3(2) of the Deeds of Trust (*) Adjusted NOI15 shall be no lower than USD 40 million. Adjusted NOI = USD 46,642 thousand. The Company is in compliance with the Fi- nancial Covenant Section 5.3(4) of the Deeds of Trust (*) (*) Failure to comply with the financial covenant does not constitute grounds for immediate repayment but may result in an interest rate adjustment. As of the date of signing this report the Company is not compliant with all fi- nancial covenants described above, in accordance with the Company's financial statements for March 31, 2026. 6.9. Entity's Liability Roster Company is publishing, in tandem with this report, a report on the Entity's liability roster by maturity date, via electronic report – T126. ______________________ Ronen Nakar Company's Chairman of the Board of Directors and CEO May 31, 2026

A-56 Appendix A – Material loans Following are details on Material Loan Agreements in effect as of March 31, 2026. 32 Not including extension periods options. 33 For details about the additional Mezz loan in the Property see section 1.7.9.1.F to chapter A to the 2025 annual report. 34 The borrowing entity may twice extend the final maturity date by a single year (through July 5, 2028), upon the fulfillment of standard terms in such agreements, including: In return for exercising the first extension option: substantial completion of leasehold improvements for the initial two delivery stages of the areas intended for lease to the municipal entity and their delivery in accordance with the terms of the lease agreement signed with it, so that the municipal entity begins remitting rental fees for the spaces. Exercising the second extension option: (a) Substantial Completion of the third delivery stage, its delivery to the municipal entity and the receipt of rental fees in return for such spaces; (b) the borrowing entity must comply with a Debt to Yield Coverage ratio of no less than 7.5% upon the conclusion of the first option period, as well as payment of an extension fee equal to 0.25% of the unredeemed loan principal balance. Debt to Yield Ratio, according to the provisions of the loan agreement, is net operating income from the property divided by the unredeemed loan principal balance. Note that the borrowing entity may partially redeem the loan in order to comply with the aforementioned Debt to Yield ratio. Note that as of the reporting date, the borrowing entity does not comply with the required ratio to exercise the first extension option as mentioned above. In addition, an additional condition for exercising the said extension options is that the NYC municipal tenant occupies the entire area of the lease agreement and starts paying rent. 35 Over the course of the first and second extension periods, if exercised, the annual interest rate shall equal SOFR+2.5% and SOFR+3%, respectively. 40 In an amount equal to total interest payments due over the course of the initial 12 months of the loan term, net of interest payments made through that date. Property name Borrowing en- tity Lender Loan origina- tion date Original loan facility amount (USD thou- sand) Number of payments, principal / in- terest Princi- pal bal- ance as of March 31, 2026 (USD thou- sand) Final maturity date32 Pledges / col- lateral / as- signment of rents / guar- antees Annual in- terest Guarantees Financial covenants Notes / immediate repayment 110 William33 110 William Property Inves- tors III, LLC Group of lenders led by a financial corporation July 2023 Senior loan component in the amount of: 239,060 Balloon loan bearing monthly interest-only payments. The loan princi- pal will be paid in full on the loan maturity date. 239,073 July 5, 202634 First-ranking pledge over all of the bor- rower's rights in the prop- erty, includ- ing fixtures attached to the property and to the land of the property, SOFR + 2%35 It should be noted that the Company en- tered into an agreement to fix the SOFR component so that it will not exceed 5.50%. Pacific Oak SOR Properties, a company wholly owned by the Company (hereinafter: "the Guaran- tor"), provided customary guar- antees for agree- ments of this type, including a The Guarantor under- took to comply with the following financial covenants: (a) mini- mum Net Worth of not less than USD 100 mil- lion, provided that dur- ing the extension peri- ods, if exercised, the Guarantor must main- tain minimum Net For details regarding the status with the lender, see Section 2.4 above. Early repayment: the borrowing entity may repay the loans in full early repayment, subject to payment of an early repayment fee40. After July 5, 2024, such early repayment will not bear an early repayment fee. During the extension option periods, if exercised, the borrower may repay the loans in full early repayment, subject to payment of an early repayment fee equal to 0.5% of the outstanding loan balance during the first A-57 41 A loan facility obtained to finance tenant improvements, lease commissions and capital expenditures in the property, which the borrowing entity may further utilize following the investment undertaking noted in the Guarantees column in the table above. 42 Over the course of the first and second extension periods, if exercised, the annual interest rate shall equal SOFR+3% (without change of the original interest rate) and SOFR+3.5%, respectively. 36 A guarantee to ensure fulfillment of contractual obligations concerning construction requirements obligating the property companies (generally pertaining to on-time completion of the work and its appropriate standard of quality). 37 The investment guarantee amount shall be gradually reduced upon Company's investments. 38 Net Worth in accordance with the provisions of the loan agreement is the difference between Total Assets (excluding the property associated with the aforementioned loan) and Total Liabilities. 39 Liquidity in accordance with the provisions of the loan agreement includes liquid assets free of any lien, such as cash, liquid deposits, marketable securities, etc. Property name Borrowing en- tity Lender Loan origina- tion date Original loan facility amount (USD thou- sand) Number of payments, principal / in- terest Princi- pal bal- ance as of March 31, 2026 (USD thou- sand) Final maturity date32 Pledges / col- lateral / as- signment of rents / guar- antees Annual in- terest Guarantees Financial covenants Notes / immediate repayment Leasehold im- provement loan compo- nent41: 66,270 Of this amount, USD 9,610 thousand were advanced on the loan origination date and the balance was released in in- stallments ac- cording to the progress of the improvement works in the property 66,270 future pro- ceeds, legal rights, and rental income related to the property. SOFR + 3.5%42 It should be noted that the Company en- tered into an agreement to fix the SOFR component so that it will not exceed 5.50%. Bad Boy guar- antee, a Com- pletion Guar- anty36 to secure completion of the tenant im- provements in accordance with the new lease agreement for the property, a Funding Guar- anty limited to 105 million to secure the Com- pany's invest- ment obligation in that amount for the tenant improvements37, and a Carry guarantee for Worth38 of not less than USD 75 million; (b) li- quidity 39 of not less than USD 10 million. As of the date of the re- port, the Guarantor's minimum Net Worth is approximately USD 158.9 million dollars and its liquid assets amount to approxi- mately 23.1 million dollars, and therefore the guaranteeing entity complies with the Net Worth financial cove- nant. extension option, and 0.75% of the outstanding loan balance during the second extension option. Customary undertakings of the borrower to the lender, the breach of which will constitute grounds for immediate repayment, including: (1) Compliance with all legal and regulatory require- ments; (2) Maintenance of the pledged properties in proper condition; (3) Delivery of periodic financial data; (4) Compliance with tax payments, fees, and various levies under law; (5) Maintenance of an insurance policy in force in accordance with the terms set out in the loan agreement, including coverage against hazards and natural disasters; (6) An undertaking that the lender will not amend the terms of the management agreement agreed as part of the loan agreement without the lender's consent; A-58 43 The borrowing entity may extend the final maturity date by two extension periods of one year each (through September 1, 2028), upon the fulfillment of standard terms in such agreements as of the date of each such extension, including compliance with an LTV ratio of no less than 75% and a Debt Service Coverage ratio of no less than 1.05:1.00. Note that the borrowing entity may partially redeem the loan in order to comply with the said terms for extending the final maturity date. Property name Borrowing en- tity Lender Loan origina- tion date Original loan facility amount (USD thou- sand) Number of payments, principal / in- terest Princi- pal bal- ance as of March 31, 2026 (USD thou- sand) Final maturity date32 Pledges / col- lateral / as- signment of rents / guar- antees Annual in- terest Guarantees Financial covenants Notes / immediate repayment the current inter- est payments on the loan and ex- penses con- nected with the loan and with the property that is the subject of the loan. (7) Compliance with Special Purpose Entity require- ments. Grounds for immediate repayment: the loan agree- ment contains customary grounds for immediate re- payment, including: (1) Failure to make loan repayment payments after the cure period set out in the loan agreement; (2) Misrepresentations; (3) An insolvency event involving the borrowers, the property companies holding pledged properties, and the guarantor; (4) Cross-collateralized and cross-default provi- sions, so that an event of default of one loan com- ponent will also constitute a default of the other component. Additional undertakings: from the date the loans were provided, the cash flow generated by the prop- erty will be transferred to a designated Cash Sweep deposit account until the tenant improvements for the areas intended to be leased to the municipal corpora- tion are substantially completed in accordance with the terms of the lease agreement with it, the said areas are delivered to the municipal corporation, and it be- gins paying rent for them. 1180 Raymond; The Marq; Oak- land City Center; Park Centre 1180 Raymond Urban Renewal, LLC; Pacific Oak SOR Mar- quette Plaza, LLC; Pacific Financial cor- poration August 28, 2023 188,000 Monthly princi- pal payments of approximately 700 thousand dollars and 152,636 Septem- ber 1, 202643 First-ranking pledge over all rights of the borrowing entities in the properties, SOFR + 2.75% (plus 3% de- fault rate) Pacific Oak SOR Properties, LLC, a company wholly owned by the Com- pany, The Guarantor under- took to comply with the following financial covenants: (a) mini- mum Tangible Net For details regarding the status with the lender, see Section 2.7 above. Early repayment: the borrowing entities may repay the loan in full early repayment at any time without payment of an early repayment fee. A-59 44 Net Worth in accordance with the provisions of the loan agreement is the difference between Total Assets and Total Liabilities. 45 Liquidity in accordance with the provisions of the loan agreement includes liquid assets free of any lien, such as cash, liquid deposits, marketable securities, etc. Property name Borrowing en- tity Lender Loan origina- tion date Original loan facility amount (USD thou- sand) Number of payments, principal / in- terest Princi- pal bal- ance as of March 31, 2026 (USD thou- sand) Final maturity date32 Pledges / col- lateral / as- signment of rents / guar- antees Annual in- terest Guarantees Financial covenants Notes / immediate repayment Oak SOR II Oakland City Center, LLC; Pa- cific Oak SOR Austin Suburban Portfolio, LLC; monthly interest payments. In addition, the borrowing enti- ties were re- quired to repay principal of ap- proximately 10 million dollars by December 1, 2023, which was repaid, and an additional principal amount of ap- proximately 10 million dollars by December 1, 2024, which was also repaid. including fix- tures attached to the proper- ties and to the land of the properties, fu- ture proceeds, legal rights, and rental in- come related to the proper- ties. hereinafter: the 'Guarantor', pro- vided customary guarantees for agreements of this type, includ- ing a Bad Boy guarantee and a financial guar- antee securing the borrowing entities' obliga- tion to repay ap- proximately 10 million dollars of the principal amount by De- cember 1, 2023, and the interest payments until that date. The financial guarantee is lim- ited to the amount of the said obligation. It should be noted that all of the amounts stated above were paid by the Worth44 of not less than USD 250 million; (b) Liquid Assets 45 of not less than USD 10 mil- lion. As of March 31, 2026, the Guarantor's tangible net worth was approxi- mately USD 217.8 mil- lion and the Guarantor's liquid assets were ap- proximately USD 23.1 million; therefore, the Guarantor does not comply with the said undertaking, and this constitutes a breach of the terms of the loan agreement. For details regarding the dialogue being held with the lender, see Section 1.1.2.7 of Chapter A of the 2025 annual report. Release of properties from the loan pledge: the bor- rowing entities may release properties from the loan pledge by making a partial early repayment of the loan pursuant to the mechanism set out in the loan agreement. Customary undertakings of the borrower to the lender, the breach of which will constitute grounds for immediate repayment, including: (1) Compliance with all legal and regulatory require- ments; (2) Maintenance of the pledged properties in proper condition; (3) Delivery of periodic financial data; (4) Compliance with tax payments, fees, and various levies under law; (5) Obtaining the lender's prior approval for entering into lease agreements on terms different from those agreed under the loan agreement; (6) Maintenance of an insurance policy in force in accordance with the terms set out in the loan agreement, including coverage against hazards and natural disasters; (7) An undertaking that the lender will not amend the terms of the management agreement agreed as part of the loan agreement without the lender's consent; (8) Compliance with Special Purpose Entity require- ments.

A-60 Initial Deben- tures Issuance Date Principal bal- ance as of March 31, 2026 Final Maturity Date Pledges/Assur- ances/Assign- ment of Securi- ties Nominal An- nual Interest Rate Guarantees Financial Un- dertakings Notes/Early Repayment/Grounds for calling the debentures for immediate repayment Series B Debentures February 16, 2020 NIS 388,237 thousand For details of the terms of Series B debentures, see Section 5 of this report (Report of the Board of Directors) – Dedicated Disclosure for Debenture Holders Series D Debentures April 25, 2024 NIS 587,063 thousand For details of the terms of Series D debentures, see Section 5 of this report (Report of the Board of Directors) – Dedicated Disclosure for Debenture Holders 46 Any transfer of rights in the pledged property and the borrower constitutes a prohibited transfer and requires an advance approval of the lender. However, the loan agreements specifies the types of transfers considered "permitted transfers" which do not required the lender's approval. For example, a transfer of rights following which Pacific Oak Strategic Opportunities REIT, Inc. holds, indirectly, at least 51% of the rights in the borrowing entities. Property name Borrowing en- tity Lender Loan origina- tion date Original loan facility amount (USD thou- sand) Number of payments, principal / in- terest Princi- pal bal- ance as of March 31, 2026 (USD thou- sand) Final maturity date32 Pledges / col- lateral / as- signment of rents / guar- antees Annual in- terest Guarantees Financial covenants Notes / immediate repayment dates stated above. Grounds for immediate repayment: the loan agree- ment contains customary grounds for immediate re- payment, including: (1) Failure to make loan repayment payments after the cure period set out in the loan agreement; (2) Misrepresentations; (3) Prohibited transfer of rights46; (4) an insolvency event involving the borrowers, the property companies holding pledged properties, and the guarantor. Cross collateral: securing the loan by the four prop- erties constitutes cross collateral over the said prop- erties, so that the occurrence of grounds for immedi- ate repayment in connection with one of the borrow- ing entities will grant the lender rights in connection with all of the pledged properties. A-61 Below are the main details regarding the financing agreement in connection with the PORT property portfolio dated May 8, 2026: Borrowing Entities Company's Consolidated Companies held indirectly through the PORT properties (Reven Housing Funding 1, LLC, Reven Housing Funding 2, LLC, BPDM Properties 2018-1 LLC, and PORTII Properties 2020-1 LLC) Lender A consortium of lenders led by Klirmark Capital Loan Origination Date May 8, 2026 Original Loan Facility Amount USD 216 million Loan Interest Rate SOFR + 4.75% (the SOFR rate shall not be less than 3%) Loan Period 15 months from the loan origination date Option to Extend Ma- turity Date The borrowing entities have the option to extend the final maturity date by two extension periods of 6 months each, subject to the payment of an extension fee at a rate of 0.75% of the outstanding loan principal amount at that time, and provided that no event of default has occurred. Principal and Interest Payments Monthly interest payments only. The principal amount will be paid on the final maturity date or from the proceeds of the sale of the PORT properties. Partial Principal Re- payments and Sale of Residential Units The borrowing entities have the option to sell individual residential dwellings or as a port- folio, whereby the repayment amount shall be the higher of: (a) 90% of the proceeds of each such sale; or (b) 130% of the loan amount allocated to that specific property; which will be transferred to a dedicated deposit account (cash sweep), subject to the condition that after the completion of each sale transaction, the loan-to-value (LTV) ratio (factoring in the amount deposited in the Cash sweep account) shall not exceed 65%. Collateral for the Loan A first-degree lien on all rights of the borrowing entities in 2,077 PORT properties (single- family residential homes) as well as a first-degree lien on the shares of the borrowing enti- ties. Furthermore, an undertaking by the borrowing entities not to encumber the properties under a negative pledge. Guarantees A "Bad Boy" type guarantee provided by PACIFIC OAK SOR EQUITY HOLDINGS X LLC (a 100% owned subsidiary of the Company). The guarantor must comply with a (min- imum) net worth ratio, excluding PORT properties, which shall not be less than USD 10 million. Compliance with Sales Targets - During the first six months from the loan origination date - the borrowing entities must sell 150 residential dwellings. - Thereafter, the borrowing entities must complete the sale of 100 residential units each quarter. Note that failure to meet such sales targets will constitute grounds for immediate accelera- tion of the loan. Furthermore, as long as the Company does not meet the said sales targets, no distributions will be permitted from the borrowing entities to the Company. Financial Covenants - At all times, the loan-to-value (LTV) ratio shall not exceed 65%. - At all times, the number of residential dwellings (i.e., PORT properties) that are vacant shall not exceed 500 residential dwellings. Grounds for Immediate Acceleration Customary terms in loan agreements of this type including: (a) non-compliance with loan repayment payments; (b) breach of the terms of the loan agreement following the lapse of the relevant cure periods; (c) occurrence of misrepresentations; (d) non-compliance with the financial covenants of the borrowing entities and the guarantor as stated above; (e) fail- ure to meet the sales targets as stated above; (f) an event of insolvency; (g) breach of under- takings to maintain a proper maintenance status of the PORT properties; (h) breach of spe- cial purpose entity (SPE) undertakings; (i) transfer of rights in the borrowing entities without the lender's consent; (j) making changes to the PORT property management agreement with- out the lender's consent; and (j) the entry into force of a change in law that would restrict the direct or indirect holding of the properties pledged for the loan or the lender's ability to sell such properties. Note that in the event of the occurrence of a ground for immediate acceleration, after the lapse of all relevant cure periods in accordance with the terms of the loan agreement, the loan shall bear default interest at a rate of 24% or the maximum interest rate possible under the law, whichever is lower. A-62 Further Details For further details regarding customary terms for loans of this type entered into by the Com- pany during its ordinary course of business, see Section 1.11.1 of Chapter A of the Compa- ny's Annual Report for the year 2025. (*) For details regarding the MetLife loan, which was repaid after the balance sheet date of financial position and, among other things, by means of this financing agreement, see Section 1.11.11 of Chapter A of the 2025 Annual Report. Following are the main details of the financing agreement in connection with land parcels in the Park Highlands and Richardson properties and the 210 West 31st land property of July 29, 2025: For details regarding the status with the lender, including notices received by the Com- pany concerning lawsuits filed by the lender against the property entities holding the Highlands Park lands, seeking declaratory reliefs and orders regarding the breach of the loan agreement and its lien rights, as well as the temporary injunction issued by the court with the parties' consent in connection with the Highlands Park lands, see Section 2.7 above. Borrowing Entities Company's consolidated companies which hold land in the Park Highlands and Richardson properties and the 210 West 31st land property (hereinafter: "The Pledged Properties")47. Borrower US financial entity Loan Origination Date July 29, 2025 Original Loan Facility Amount USD 80 million Loan Principal as of March 31, 2026 (USD thousands) USD 80 million Loan Interest Rate SOFR +6.5% (SOFR shall be no less than 3.5%)48 and interest addition at an arrears rate of 3%. Principal and Interest Pay- ments Monthly interest payments only. The principal amount shall be paid on the final repayment date or in the partial early repayments detailed below. Note that of the loan funds, approximately USD 7.5 million shall be used as an interest cushion from which monthly interest payments to the borrower shall be remitted. Note that the Borrowing Entities have undertaken that the amount in the interest cushion account shall total no less than the amount required for the monthly interest payment on the loan (hereinafter: "Loan Interest Cushion Account"). Note that any payment of extension fees received, if at all, as part of an agreement for sale of the Park Highlands land, shall be deposited in the aforementioned Interest Cushion Ac- count49. For details of the Park Highlands land sale agreement see Section 1.7.9.3.a.1 of Part A of Company's 2024 Periodic Report, the contents of which are included in this report by way of reference (Reference Number: 2025-01-022627) (above and hereinafter: "The Park Highlands Sale"). Partial Principal Repay- ments and Final Maturity Date Final Maturity Date The final maturity date shall be the earlier of (A) December 1, 2027, or, if the third and final phase of the Park Highlands Sale has not been completed by that date and no loan 47 Pacific Oak SOR Tule Springs Owner TRS, LLC, Pacific Oak SOR Tule Spring Village 2 Parcels Owner, LLC, Pacific Oak SOR Palisades III, LLC, Pacific Oak SOR Palisades IV, LLC, and 210 West 31st Street Owner, LLC. 48 In the event of an immediate repayment of the loan, the lender may choose to change the variable interest component to Prime. 49 Such extension fees may amount to up to approximately USD 9 million. A-63 default event is ongoing, by March 1, 2028; (B) On the date on which the third and final phase of the Park Highlands Sale is completed. Partial Repayment Dates: Upon completing the second phase of the Park Highlands Sale (scheduled for December 2026)50, a partial early repayment totaling approximately USD 45 million shall be under- taken, with the addition of unpaid cumulative interest and an exit fee of approximately 4% of the redeemed amount. Upon completing the third phase of the Park Highlands Sale, a partial early repayment totaling approximately USD 35 million shall be undertaken, with the addition of unpaid cumulative interest in an exit fee of approximately 4% of the redeemed amount. Option for Early Repay- ment Voluntary Early Repayment Initiated by the Borrowing Entities The Borrowing Entities may at any time complete a full or partial early repayment (in an amount of no less than USD 500 thousand) with the addition of a 4% exit fee. Mandatory Early Repayment Further to the aforementioned partial repayment dates in connection with the Park High- lands Sale, the Borrowing Entities must use the entire net consideration received, if any, in connection with the Pledged Properties, as detailed below, for the purpose of a full or partial early repayment: (A) Sale of any of the Pledged Properties; (B) A refinancing of a property from among the Pledged Properties; (C) Equity investments received in connec- tion with the Pledged Properties; (D) Any other proceeds received in connection with the Pledged Properties. Loan Collateral A first degree pledge on all of the rights of the Borrowing Entities to the Pledged Proper- ties, including any annexes to the properties and their land51, future proceeds, legal rights, as well as rental fees associated with the properties. A first degree pledge on all of the rights to the Borrowing Entities. Guarantees Guarantee A Company's indirectly held Investee Companies which hold (directly and indirectly, as ap- plies) the Borrowing Entities have each provided, jointly and severally, a full financial guarantee for all of the obligations of the Borrowing Entities under the loan agreement (hereinafter: "The Guarantor Entities"). The companies providing the guarantees in connection with the Park Highlands property – Pacific Oak SOR Park Highlands, LLC, Pacific Oak SOR Park Highlands II, LLC, Pacific Oak SOR XXXVII, LLC, The companies providing the guarantees in connection with the Richardson Lands property – Pacific Oak SOR Richardson Holdings, LLC, Pacific Oak SOR Richardson Holdings II, LLC The companies providing the guarantees in connection with the 210 West 31st St. property – Pacific Oak SOR II 210 West 31st Street JV, LLC, Pacific Oak SOR II 210 West 31st Street, LLC and Pacific Oak SOR II Acquisition VI, LLC Guarantee B Pacific Oak SOR Properties, LLC (directly held 100% by the Company) and Pacific Oak SOR US Properties II LLC (indirectly held 100% by the Company) provided, jointly and severally, the guarantee described below (hereinafter, as applicable: “Pacific Oak Proper- ties,” “Pacific Oak Properties II,” the “Properties Guarantees,” and the “Properties Guar- antors”).as applies). Until such time as a written extension is reached on the maturity of Company's Series B and D debentures, if reached, to a date later than the date for completing the second phase of the Park Highlands Sale (scheduled for December 2026), the Properties Guarantees shall serve as a financial guarantee of all of the obligations of the Borrowing Entities under the Loan Agreement. 50 It shall be noted that under certain circumstances, the parties agreeing to sell the Park Highlands property may defer the dates of closing such sale transaction. 51 Except for a sub-parcel in Park Highlands (parcel 2.09A) which shall be subject to a first-rank pledge on the date of completing the second phase of the Park Highlands sale transactions (planned for December 2026).

	Following the date on which a written agreement is reached on an extension of Series B and D debentures, if reached, the Properties Guarantees shall constitute Bad Boy and Carry guarantees[52].
Financial Covenants Obligations	The Borrowing Entities, the Guarantor Entities and the Properties Guarantors undertake that at no time shall the loan amount exceed a total of (a) 50% of the fair value of the Pledged Properties; less (B) an amount of up to approximately USD 18.9 million charged to the properties entities holding the Park Highlands should a third party who owns land adjacent to the Park Highlands land be required to fund infrastructure work on his land provided the buyer in the Park Highlands Sale fails to complete such infrastructure work as undertaken by the latter by 2028 (hereinafter: **Park Highlands Infrastructure Development Obligation**). Note that with progress made by the buyer with this infrastructure work, scheduled to conclude by the time the second phase of the Park Highlands Sale is completed, the aforementioned liability shall be gradually reduced until it is terminated.
Grounds for Immediate Repayment	Standard terms for such loan agreements as well as the following terms: Blanket Loan, Cross Collateral between the Pledged Properties – Note that the guarantee of the loan by the Pledged Properties constitutes cross collateral on the aforementioned properties, so that the materialization of grounds for calling for immediate repayment in connection with any of the Borrowing Entities shall grant the lender rights in connection with all of the Pledged Properties. Cross Default I. Failure by one of the Properties Guarantors to remit other loan payments in an amount exceeding approximately USD 20 million or should any of the Properties Guarantors' lenders be afforded grounds for calling the aforementioned loan for immediate repayment, even when not exercised, shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment. II. Company's failure to remit any payment to holders of its Series B or D debentures on time or should grounds materialize for Company's debenture holders to call Company's debentures for immediate repayment, even if such right is not exercised, shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment. Concurrently, pursuant to the terms of the aforementioned loan, the materialization of the right to call Series B and Series D debentures for immediate repayment, as materialized in the manner set forth in the above Section 5.8, so long as no waiver, including a temporary waiver, has been obtained from Debentures Holders for the aforementioned right, even if such right is not exercised, constitutes grounds for calling the loan for immediate repayment. For details of the notice of default received from the lender, see the above Section 2.7. III. The transpiring of any of the events detailed below in connection with the Properties Guarantors and/or the Borrowing Entities and/or the Guarantor Entities and/or the Company and/or the REIT shall constitute grounds for calling the loan at the subject of this immediate report for immediate repayment: (1) A ruling is issued for an amount exceeding the existing insurance coverage against such claim or other ruling which may have a material adverse effect, or a seizure of a property from among the aforementioned property entities which has not been lifted within 30 days. (2) Should any government authority (whether in the US or outside of it) restrict their operations and/or if their license for any material activity is revoked. (3) An ongoing insolvency proceeding (voluntary or unforced). IV. If the Park Highlands Infrastructure Development Obligation is not completed and canceled by the completion of the second phase of the Park Highlands Sale. V. A Change of Control Event – (A) A change of control event in the REIT (where an individual or a group hold more than 10% of the shares of the REIT); (B) should the REIT cease to directly and/or indirectly hold and control the Borrowing Entities or the Guarantors (C) Should the Company cease to directly and/or indirectly hold and control all of the capital rights in the Properties Guarantors; (D) Should the

[52] Guarantee for payments such as taxes and lease fees in the 210 West 31st Street property.

A-64

	Properties Guarantors cease to directly and/or indirectly hold and control the Borrowing Entities or the Guarantor Entities indirectly held by them, as applies; (E) any change of control event in the articles of association and/or loan documents (in an amount exceeding USD 20 million) of the REIT, the Company and the Properties Guarantors. VI. Should Company's management Company (Pacific Oak Capital Advisors) be repaid an approximately USD 10 million loan provided to the Company at a date prior to the completion of the second phase of the Park Highlands Sale, excluding a repayment of approximately USD 2 million which is included among the uses of the loan proceeds as detailed in this table, below. VII. In connection with the Park Highlands Sale agreement (hereinafter in this current subsection: "**The Sale**" or "**The Sale Agreement**"): (1) In the case of termination of the sale agreement; (2) A materially adverse amendment of the terms of the sale agreement without lender's consent; (3) If extension fees are not remitted on time by the buyer; (4) The second phase of the Sale is not completed by December 1, 2026 (or March 1, 2027, if no grounds have materialized for calling the loan for immediate repayment); (5) The third phase of the Sale is not completed by December 1, 2027 (or March 1, 2028, if no grounds have materialized for calling the loan for immediate repayment); (6) A default event in the Sale agreement which is not remedied within 5 days prior to the conclusion of the remedy period afforded for such in the Sale agreement. VIII. In the case of termination of the lease agreement for the 210 West 31st property, a default event in the latter and/or an amendment or materially adverse change without borrower's consent as well as the transpiring of a violation event of the aforementioned which is not remedied within 5 days prior to the conclusion of the remedy period afforded for such in the aforementioned agreement.
Additional Details	For additional details of standard terms for such loans engaged in by the Company over the ordinary course of its business, see Section 1.11.1 of Part A of Company's 2024 Periodic Report[53].
Undertaking for Use of the Loan Funds	The Borrowing Entities have undertaken towards the lender that the proceeds of the loan shall be used for the following: (A) Company's general and working capital expenses; (B) The full repayment of Company's Series C debentures; (C) Funding of interest payments on Company's Series B and D debentures at a total of up to approximately USD 13.1 million; (D) Funding of the loan's Interest Cushion Account; (E) Repayment of a bridge loan provided by the management company used for interest payments to Series C debenture holders, not to exceeds USD 2 million; (F) Payment of deferred payments to the management company in an amount not to exceed USD 5 million along with transaction expenses, costs and expenses associated with the loan at the subject of this report. Note that approximately USD 1.625 million of the loan proceeds have been paid to the lender in the form of financing fees. Furthermore, the Borrowing Entities have undertaken to refrain from using the loan proceeds for the acquisition of US securities on margin or for the repayment of loans provided for such purchases of securities.

53 Reference number: 2025-01-022627, the content of which is presented in this report by way of reference.

A-65

Appendix B

Quarterly disclosure regarding properties included in the 2025 Periodic Report and defined as "highly material investment properties"

1. **110 William Street**

Data according to 100% (Company's effective share in the property: 90.5%)[54]; (data in USD thousand)	For the three-month period ending March 31, 2026	For the year ending December 31, 2025
Property value (USD thousands)	422,100	422,100(***)
Accrued NOI at the end of the period (USD thousands)	7,660	(1,585)
Revaluation gains (losses) in the period (USD thousands)	(3,192)	(95,204)
Average occupancy rate in the period (%) (**)	97.5%	98.5%
Effective yield rate (%)	1.8%	0.0%
Average rental fees per SF (per month) (USD)	3.96	3.93

(**) The occupancy rate stated above is in accordance with the signed lease agreements for the property. It should be noted that the tenant, the City of New York, DCAS, has not yet entered the third phase of the property and has not begun paying rent. For details, see above in this report.

(***) It should be noted that the fair value of the above properties as of December 31, 2025, is based on valuations performed by an external appraiser as of December 31, 2025.

2. Oakland City Center

Data according to 100% (Company share in the property: 100%); (data in USD thousand)	For the three-month period ending March 31, 2026	For the year ending December 31, 2025
Property value (USD thousands)	57,400	57,400
Accrued NOI at the end of the period (USD thousands)	218	1,952
Revaluation gains (losses) in the period (USD thousands)	101	(31,494)
Average occupancy rate in the period (%) (**)	44.7%	45.2%
Effective yield rate (%)	0.3	3.4%
Average rental fees per SF (per month) (USD)	4.5	4.5

3. The Marq

Data according to 100% (Company share in the property: 100%); (data in USD thousand)	For the three-month period ending March 31, 2026	For the year ending December 31, 2025
Property value (USD thousands)	64,030	64,030
Accrued NOI at the end of the period (USD thousands)	1,882	6,644
Revaluation gains (losses) in the period (USD thousands)	(56)	(24,890)
Average occupancy rate in the period (%) (**)	78.6%	78.5%
Effective yield rate (%)	2.9%	10.4%
Average rental fees per SF (per month) (USD)	1.61	1.61

[54] 100% of the common rights. and 77.5% of the preferred equity rights.

A-66

A-67

PACIFIC OAK SOR (BVI) Holdings Ltd.

Part B

Financial Statements

Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2026

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

	Page
Condensed Consolidated Statements of Financial Position	**2**
Condensed Consolidated Statements of Profit or Loss	**3**
Condensed Consolidated Statements of Equity	**4**
Condensed Consolidated Statements of Cash Flows	**5-6**
Notes to Interim Condensed Consolidated Financial Statements	**7-20**

\- - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

Auditors' review report to the shareholders of PACIFIC OAK SOR (BVI) Holdings, Ltd

Introduction

We have reviewed the accompanying financial information of Pacific Oak SOR (BVI) Holdings, Ltd and subsidiaries ("the Company"), which comprises the condensed consolidated statement of financial position as of March 31, 2026 and the related condensed consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for the nine and three months periods then ended. The Company's board of directors and management are responsible for the preparation and presentation of interim financial information for these interim periods in accordance with IAS 34, "Interim Financial Reporting" and are responsible for the preparation of this interim financial information in accordance with Chapter D to the Securities Regulations (Periodic and Immediate Reports), 1970. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with Review Standard (Israel) 2410 of the Institute of Certified Public Accountants in Israel, "Review of Interim Financial Information Performed by the Independent Auditor of the Entity." A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in Israel and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review nothing has come to our attention that causes us to believe that the accompanying interim financial information is not prepared, in all material respects, in accordance with IAS 34.

In addition to the abovementioned, based on our review and the review reports of other auditors, nothing has come to our attention that causes us to believe that the accompanying interim financial information does not comply, in all material respects, with the disclosure requirements of Chapter D to the Securities Regulations (Periodic and Immediate Reports), 1970.

Emphasis of matter

Without qualifying our above conclusion, we draw attention to Note 1B to the interim financial information regarding the company's business condition and doubts regarding the Company's ability to continue as a going concern. As of March 31, 2026, the Company had a working capital shortfall amounting to $590.9 million, primarily attributed to loans and bonds maturing (contractually or as a result of various defaults with lenders) in the year following the date of the statement of financial position.

Additionally, As of March 31, 2026, the Company was non-compliant with the minimal consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series B and D bonds. On January 27, 2026, S&P Global Ratings Maalot Ltd. announced that it had downgraded the rating of the Company's Series B and Series D bonds from ILB to ILCCC. In addition, on February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company's request. Accordingly, beginning on that date, the Company's securities are considered not rated (NR) by S&P Global Ratings.

To meet its obligations maturing within the next year, as stated above, the company anticipates generating cash flows from operating activities, proceeds with additional assets and securities sales, loans refinancing, and successful negotiations with the bond holders.
Such plans are not under the exclusive control of the company, and therefore there is uncertainty regarding the company's ability to implement its plans and fulfill its obligations upon their due date. As a result, there are significant doubts regarding the Company's ability to continue as a going concern.

The financial information does not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company was unable to continue as a going concern.

Additionally, we draw attention to Note 1C regarding the request a petition for certification of a class action against the Company and certain company's officers.

Tel-Aviv, Israel
May 31, 2026

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

2

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2026	March 31, 2025	December 31, 2025
	Unaudited	Unaudited	Audited
	U.S. dollars in thousands		
ASSETS			
CURRENT ASSETS			
Cash and cash equivalents	$ 9,595	$ 22,976	$ 11,960
Financial assets at fair value through profit or loss	4,732	13,154	15,079
Rents and other receivables, net	2,105	3,049	3,979
Prepaid expenses and other assets	4,450	5,597	2,976
Due from affiliate	—	1,502	—
Restricted cash	43,980	24,185	49,016
	64,862	70,463	83,010
Investment properties held for sale	230,185	—	238,808
	295,047	70,463	321,818
NON-CURRENT ASSETS			
Investment properties	571,284	1,157,476	581,861
Property plant and equipment - hotel, net	20,080	33,355	20,200
Investment in joint ventures	90,133	175,508	84,580
Goodwill	—	949	—
Restricted cash	—	15,083	1,017
	681,497	1,382,371	687,658
Total assets	$ 976,544	$ 1,452,834	$ 1,009,476
LIABILITIES AND EQUITY			
CURRENT LIABILITIES			
Notes payable, net	$ 293,507	$ 171,030	$ 349,179
Bonds payable, net	304,937	104,421	302,004
Accounts payable and accrued liabilities	45,289	21,939	38,487
Due to affiliates	18,361	21,361	18,024
Other liabilities	13,937	17,048	13,212
	676,031	335,799	720,906
Liabilities related to investment properties held for sale	209,884	—	174,947
	885,915	335,799	895,853
NON-CURRENT LIABILITIES			
Lease obligation	9,294	9,354	9,308
Other liabilities	21,013	25,314	23,484
Notes payable, net	—	372,310	—
Bonds payable, net	—	188,483	—
	30,307	595,461	32,792
Total liabilities	916,222	931,260	928,645
EQUITY			
Owner's net equity	59,693	517,521	80,489
Non-controlling interests	629	4,053	342
Total equity	60,322	521,574	80,831
Total liabilities and equity	$ 976,544	$ 1,452,834	$ 1,009,476

May 31, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of financial statements	Schluttenhofer, Ryan Chief Accounting Officer	Nakar, Ronen Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

3

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands		
Revenues and other income:			
Rental income	$ 21,638	$ 26,425	$ 101,150
Tenant reimbursements	2,393	3,008	11,163
Hotel revenues	2,440	2,885	7,597
Other operating income	431	464	1,883
Total revenues and other income	26,902	32,782	121,793
Expenses:			
Operating, maintenance, and management fees	(12,134)	(11,678)	(49,755)
Real estate taxes and insurance	(4,478)	(5,481)	(20,290)
Hotel expenses	(1,838)	(1,737)	(6,277)
Total expenses	(18,450)	(18,896)	(76,322)
Gross profit	8,452	13,886	45,471
Fair value adjustment of investment properties, net	5,381	(2,545)	(266,810)
Depreciation	(144)	(274)	(964)
Equity in loss of unconsolidated joint ventures, net	(5,420)	(1,867)	(92,794)
management fees	(2,536)	(3,665)	(13,991)
Restructuring charges	(721)	—	(1,508)
General and administrative expenses	(3,063)	(1,598)	(6,268)
Impairment charges on goodwill	—	—	(949)
Impairment loss - hotel	—	—	(12,521)
Operating income (loss)	1,949	3,937	(350,334)
Other income (loss), net	4,270	557	(2,630)
Gain on deconsolidation of subsidiary	595	—	—
Provision for guarantee obligations	(1,875)	—	—
Finance income	1,678	286	1,380
Finance (loss) income from financial assets at fair value through profit or loss, net	(4,571)	—	1,925
Finance expenses, net	(20,307)	(16,143)	(76,136)
Gain on extinguishment of debt	—	—	19,449
Foreign currency transaction (loss) gain	(2,248)	5,984	(40,556)
Net loss before income taxes	$ (20,509)	$ (5,379)	$ (446,902)
Income tax provision	—	(890)	—
Net loss	$ (20,509)	$ (6,269)	$ (446,902)
Net loss attributable to owner	$ (20,796)	$ (6,468)	$ (443,500)
Net income (loss) attributable to non-controlling interests	287	199	(3,402)
Net loss	$ (20,509)	$ (6,269)	$ (446,902)
Total comprehensive loss	$ (20,509)	$ (6,269)	$ (446,902)

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

4

4

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited					
	U.S. dollars in thousands					
Balance as of January 1, 2026	$ 693,554	$ (656,139)	$ 43,074	$ 80,489	$ 342	$ 80,831
Net loss	—	(20,796)	—	(20,796)	287	(20,509)
Total comprehensive loss	—	(20,796)	—	(20,796)	287	(20,509)
Balance as of March 31, 2026	$ 693,554	$ (676,935)	$ 43,074	$ 59,693	$ 629	$ 60,322

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited					
	U.S. dollars in thousands					
Balance as of January 1, 2025	$ 693,554	$ (212,639)	$ 43,074	$ 523,989	$ 3,914	$ 527,903
Net loss	—	(6,468)	—	(6,468)	199	(6,269)
Total comprehensive (loss) income	—	(6,468)	—	(6,468)	199	(6,269)
Noncontrolling interest distribution	—	—	—	—	(60)	(60)
Balance as of March 31, 2025	$ 693,554	$ (219,107)	$ 43,074	$ 517,521	$ 4,053	$ 521,574

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited					
	U.S. dollars in thousands					
Balance at January 1, 2025	693,554	(212,639)	43,074	523,989	3,914	527,903
Net loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Total comprehensive loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Non-controlling interest contributions	—	—	—	—	75	75
Non-controlling interest distributions	—	—	—	—	(245)	(245)
Balance at December 31, 2025	$ 693,554	$ (656,139)	$ 43,074	$ 80,489	$ 342	$ 80,831

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

5

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands		
Cash Flows from Operating Activities:			
Net loss	$ (20,509)	$ (6,269)	$ (446,902)
Adjustments to reconcile net loss to net cash provided by operating activities:			
Equity in loss of joint ventures, net	5,420	1,867	92,794
Fair value adjustment on investment properties, net	(5,381)	2,545	266,810
Depreciation	144	274	964
Gain on deconsolidation of subsidiary	(595)	—	—
Provision for guarantee obligations	1,875	—	—
Deferred rent	234	484	1,582
Credit loss on financial assets	1,292	684	4,503
Finance expenses, net	20,307	16,143	76,136
Other (income) loss, net	(4,270)	(556)	2,630
Finance income	(1,678)	(286)	(1,380)
Finance loss (income) from financial assets at fair value through profit or loss, net	4,571	—	(1,925)
Foreign currency transaction loss (gain)	2,248	(5,984)	40,556
Impairment loss - hotel	—	—	12,521
Impairment charges on goodwill	—	—	949
Income tax provision	—	890	—
Gain on extinguishment of debt	—	—	(19,449)
	3,658	9,792	29,789
Changes in assets and liabilities:			
Restricted cash	102	4,405	(1,391)
Rents and other receivables, net	(137)	(1,532)	289
Prepaid expenses and other assets	(1,505)	(1,421)	1,206
Accounts payable and accrued liabilities	(2,026)	(3,157)	2,597
Due to affiliates	337	701	(3,803)
Other liabilities	469	(793)	(3,602)
	(2,760)	(1,797)	(4,704)
Net cash provided by operating activities	898	7,995	25,085
Cash Flows from Investing Activities:			
Improvements to investment properties	(1,744)	(4,265)	(8,808)

Other investing cash flows, net	—	556	(2,630)
Interest received	1,847	286	1,380
Payments for development obligations	(508)	(1,855)	(3,565)
Contributions to joint ventures	(6,872)	—	—
Advance to associate	—	(1,502)	—
Proceeds from the sale of investments in financial assets at fair value through profit or loss	5,777	—	—
Proceeds from sales of investment properties, net	—	1,351	70,490
Distribution of capital from joint venture	—	—	757
Net cash (used in) provided by investing activities	(1,500)	(5,429)	57,624
Cash Flows from Financing Activities:			
Principal payments on notes and bonds payable	(2,425)	(24,397)	(145,227)
Payments on deferred financing costs and extinguishment of debt	—	(167)	(5,350)
Interest paid	(7,154)	(19,055)	(61,394)
Release (distribution) of restricted cash	6,621	282	(3,526)
Proceeds from notes and bonds payable	1,195	—	80,000
Non-controlling interest contributions	—	—	75
Non-controlling interest distributions	—	(60)	(245)
Proceeds from loans from owner	—	8,000	10,000
Net cash used in financing activities	(1,763)	(35,397)	(125,667)

6

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

Effect of exchange rate changes on cash and cash equivalents	—	(49)	(938)
Net decrease in cash and cash equivalents	(2,365)	(32,880)	(43,896)
Cash and cash equivalents, beginning of period	11,960	55,856	55,856
Cash and cash equivalents, end of period	$ 9,595	$ 22,976	$ 11,960

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$ 8,967	$ 9,644	$ 7,895
Asset management fee payable to owner	$ 6,458	$ 13,938	$ 7,415
Deconsolidation of a subsidiary			
Investment property	$ (24,700)	$ —	$ —
Other assets	$ (854)	$ —	$ —
Notes payable	$ 20,040	$ —	$ —
Other liabilities	$ 6,109	$ —	$ —
Gain on deconsolidation of a subsidiary	$ 595	$ —	$ —

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

7

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 8 NOTE 1: GENERAL INFORMATION a. These financial statements have been prepared in a condensed format as of March 31, 2026, and for the three months period then ended (“interim condensed consolidated financial statements”). These interim condensed consolidated financial statements should be read in conjunction with the Company’s annual financial statements as of December 31, 2025, and for the year then ended and the accompanying notes. The Company and its subsidiaries operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel. As of March 31, 2026, the Company consolidated four office complexes, encompassing, in the aggregate, approximately 1.4 million rentable square feet and these properties were 68% occupied. In addition, the Company owned one residential home portfolio consisting of 1,387 residential homes, and one apartment property, containing 317 units, which were 100% and 92% occupied, respectively. The Company also owned one hotel property with 196 rooms, one investment in undeveloped land with approximately 107 developable acres, and one office/retail development property, two investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss. Additionally, the Company had two office complexes (Richardson Office and Lincoln Court), 690 residential homes and approximately 140 developable acres (Richardson and Park Highlands) classified as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. As a result of the classification, certain assets and liabilities were reclassified on the condensed consolidated statements of financial position. b. The financial condition of the Company and the going concern assumption. As of March 31, 2026, the Company had a working capital shortfall amounting to $590.9 million, primarily attributed to loans that have matured or are maturing within a twelve month period from the date of the condensed consolidated statements of financial position, including: (i) Series B (388.3 million Israeli new Shekels or $122.7 million as of March 31, 2026) and Series D (587.0 million Israeli new Shekels or $185.5 million as of March 31, 2026), collectively (“Series Bonds”) of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026), (ii) mortgage loans related to our residential homes portfolio of $187.9 million, and (iii) other mortgage loans of $337.4 million, which primarily includes the Bank of America Loan of $152.6 million and the WhiteHawk Loan of $80.0 million. As a result of defaults due to covenant breaches, cross- collateralization, and other factors, the Company may be obligated to dispose of investment properties under forced-sale circumstances, which could result in proceeds that are lower than fair values as of March 31, 2026. As of March 31, 2026, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Refer to Note 4 for additional details. On January 27, 2026, S&P Global Ratings Maalot Ltd. announced that it had downgraded the rating of the Company’s Series B and Series D bonds from ILB to ILCCC. In addition, on February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. These downgrades were updated after September 30, 2025, when the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and this constituted an event of default and as a result, the bondholders have the right to declare the Series Bonds of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026) immediately due and payable. In July 2025, the Company completed a secured financing transaction of $80.0 million with WhiteHawk Capital Partners LP (the “WhiteHawk Loan”) and as a result of completing this transaction, a trustee that represents the bondholders of the Series Bonds (the “Trustee”), alleging potential breaches of duty, see below “Negotiations between the Company and the Trustee and the representatives of the holders of the Series Bonds (the “Bondholders”) for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with the WhiteHawk Loan of $80.0 million. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 9 As of the date the interim condensed consolidated financial statements are issued, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under a standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful restructuring with the Bondholders (see Note 1d for additional details), and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. c. Class Action Suit On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of March 31, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.6–$46.0 million as of March 31, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed. d. Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended March 31, 2026. The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations: 1. Series Bonds Deferral On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026. 2. Board of Directors On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026. 3. Approval of Loan with Klirmark Opportunity Fund IV, LP On April 28, 2026, assemblies of Series B and Series D debenture holders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to $4.0 million, instead of $8.0 million. 4. Approval of Proposed Debt Arrangement On April 27, 2026, assemblies of Series B and Series D debenture holders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust. 5. Objection to Filing Insolvency Proceedings On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 10 Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026. 6. Refinancing of the PORT Property Portfolio On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. Refer to Note 7 for additional details. 7. Exemption from Liability for Officers and Management Company On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company. 8. Deferral of Debenture Payment Dates Meetings of the Bondholders approved several resolutions to defer repayment dates. On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month. On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026. 9. Use of Interest Cushion Funds As of March 31, 2026 the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of March 31, 2026, the full facility of $10.0 million remained outstanding. 10. Asset Management Transition (Westdale) On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 6 for additional details. 11. Management Agreement with R2 Advisors, LLC On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 6 for additional details. 12. Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. As of the approval date of the interim condensed consolidated financial statements, the Company completed sales of all S-REIT shares. Refer to Notes 6 and 7 for additional details. 13. Debt Arrangement Proposals On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings. 14. Transactions Relating to Sale of PORT Properties On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes. 15. Corporate structure and separation from POCA PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 11 Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 6 for additional details. 16. Changes in directors and officers During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 6 for additional details. e. Restructuring Events Bondholder Request to the Israeli Court and Related Debt Agreement In February 2026, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law. The proposed arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder oversight and specified enforcement rights upon certain events of default. As of the approval date of the interim condensed consolidated financial statements, the proposed debt arrangement is still under review. REIT Support In connection with the proposed debt arrangement, upon execution, the Company and the REIT would enter into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed. PORT Board of Directors In March 2026, following the Company’s request, several members of PORT’s board of directors, including the former President and CEO, resigned, and PORT’s new executive leadership and external directors were appointed. These governance changes represent a significant change in management and oversight following the reporting period. Refer to Note 7 for additional details. S&P Global Rating Cessation On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3: INVESTMENT IN JOINT VENTURES

As of March 31, 2026, the Company's investment in joint ventures was composed of the following (dollars in thousands):

Joint Venture	Properties as of March 31, 2026	Location	Ownership %	Investment Balance as of March 31, 2026	Investment Balance as of March 31, 2025	Investment Balance as of December 31, 2025
				(Unaudited)	(Unaudited)	(Audited)
110 William Joint Venture	1	New York, New York	[1]	$ 58,925	$ 140,773	$ 52,911
Pacific Oak Opportunity Zone Fund I	3	Various	47.0%	31,208	34,735	31,669
				$ 90,133	$ 175,508	$ 84,580

[1] As of March 31, 2026, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.

The equity in profit (loss) of joint ventures for the three months ended March 31, 2026 and 2025 and the year ended December 31, 2025 was as follows (in thousands):

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Year ended December 31, 2025
	(Unaudited)	(Unaudited)	(Audited)
110 William Joint Venture	$ (4,960)	$ (2,126)	$ (89,987)
Pacific Oak Opportunity Zone Fund I	(460)	259	(2,807)
Equity in loss of unconsolidated joint ventures, net	$ (5,420)	$ (1,867)	$ (92,794)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

12

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2026	March 31, 2025	December 31, 2025
	(Unaudited)		(Audited)
Current assets	$ 17,721	$ 8,245	$ 8,880
Non-current assets (including investment property) [(1)]	422,100	492,095	422,100
Current liabilities [(2)]	343,450	31,661	342,038
Non-current liabilities	30,898	302,048	30,151
Equity	65,473	166,631	58,791
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$ 58,925	$ 140,773	$ 52,911

[(1)] As of March 31, 2026 and December 31, 2025, non-current assets consist of the investment property held by the 110 William Joint Venture with a carrying value of $422.1 million. The investment property is measured at fair value, which was determined based on valuation assessments performed by independent external valuation experts holding recognized and relevant professional qualifications and experience in the location and category of the property being valued. The valuations were primarily based on expected future cash flows and market assumptions. The 110 William Joint Venture's investment property is subject to significant disposal restrictions under the joint venture agreement, including the requirement to satisfy certain conditions and obtain consent from the other joint venture partner.

[(2)] Current liabilities consist of principal balances of $305.3 million under senior loan facilities and $21.0 million under a mezzanine loan facility, both with initial maturities of July 5, 2026. The related financial covenants apply to the Company's wholly owned subsidiary, Pacific Oak SOR Properties, LLC, which serves as guarantor of both the senior and mezzanine loans. As of March 31, 2026, Pacific Oak SOR Properties, LLC was not in compliance with the minimum net worth covenant for the mezzanine loan facility, resulting in a technical default under the mezzanine loan agreement. As of the approval date of the interim condensed consolidated financial statements, the 110 William Joint Venture is in discussions with the lender regarding a potential waiver, forbearance, or amendment of this covenant. Such amendment, if obtained, may include, among other alternatives, the provision of additional collateral or a modification to the covenant calculation to reflect the joint venture interest, subject to lender approval.

	Three months ended March 31, 2026	Three months ended March 31, 2025	Year ended December 31, 2025
	(Unaudited)		(Audited)
Revenues	$ 12,168	$ 3,582	$ 16,418
Gross profit (loss)	7,660	(1,089)	(1,585)
Operating income (loss) *)	4,403	(698)	(97,098)
Net loss *)	(4,292)	(5,563)	(113,403)
Share of equity in loss from joint venture (Based on the waterfall mechanism)	(4,960)	(2,126)	(89,987)
*) Includes revaluation of investment properties	$ (3,192)	$ (424)	$ (95,204)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

	Three months ended March 31,		December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Current assets	$ 375	$ 2,265	$ 1,466
Non-current assets (investment property) [(1)]	122,446	129,132	122,446
Current liabilities	1,996	786	1,996
Non-current liabilities [(2)]	55,672	57,782	55,672
Equity	65,153	72,829	66,244
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$ 31,208	$ 34,735	$ 31,669

13

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

[(1)] As of March 31, 2026 and December 31, 2025, non-current assets consist of three investment property held by the Pacific Oak Opportunity Zone Fund I with a carrying value of $110.1 million. The investment properties are measured at fair value, which was primarily based on expected future cash flows and market assumptions.

[(2)] Non-current liabilities consists of three secured mortgage loans with an aggregate principal balance of $55.6 million and initial maturities ranging from 2031 to 2032.

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Revenues	$ 1,594	$ 2,138	$ 6,377
Gross profit	589	1,333	2,355
Operating (loss) income *)	(421)	1,223	(1,683)
Net (loss) income *)	(1,091)	548	(4,362)
Share of equity in profit (loss) from joint venture (Based on the waterfall mechanism)	(460)	259	(2,807)
*) Includes revaluation of investment properties	$ —	$ —	$ (2,293)

The Company does not attach the financial statements related to the investment in joint ventures, as the reports do not add more information to the contained above.

NOTE 4: FINANCIAL INSTRUMENTS

The fair values of the Company's Series Bonds as of March 31, 2026 and December 31, 2025 were $144.3 million and $196.0 million, respectively. Additionally, the outstanding principal balances and accrued interest of the Series Bonds as of March 31, 2026 and December 31, 2025 were $324.3 million and $315.1 million, respectively. The Series Bonds are publicly traded on the Tel-Aviv Stock Exchange and the fair values are based on the quoted price and the Company classifies this input as a Level 1 input.

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026; and (iv) the consolidated scope of projects was $0 as of March 31, 2026.

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) and the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026.

As of March 31, 2026, the Company was not in compliance with financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement.

The Company has not disclosed the fair value of its notes payable as management has determined that the carrying amounts represent a reasonable approximation of fair value. This assessment considers the default status of the loans, ongoing negotiations with lenders, and the expectation that any settlement would approximate the recorded obligations. Accordingly, the Company has not performed a separate fair value determination for these instruments.

14

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance loss from financial assets at fair value through profit or loss.

NOTE 5: SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and assess its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the three months ended March 31, 2026 and 2025 and as of and the year ended December 31, 2025 is as follows (in thousands):

	March 31, 2026			
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
		(Unaudited)		
Investment properties	$ 440,871	$ 360,598	$ —	$ 801,469
Property plant and equipment - hotel, net	$ —	$ —	$ 20,080	$ 20,080
Total assets	$ 584,948	$ 369,998	$ 21,598	$ 976,544
Total liabilities	$ 695,167	$ 196,794	$ 24,261	$ 916,222

	Three months ended March 31, 2026			
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
		(Unaudited)		
Total revenues and other income	$ 15,205	$ 9,257	$ 2,440	$ 26,902
Gross profit	$ 4,760	$ 3,090	$ 602	$ 8,452
Finance expenses, net	$ 17,063	$ 2,605	$ 639	$ 20,307

	March 31, 2025			
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)			
Investment properties	$ 763,375	$ 394,101	$ —	$ 1,157,476
Property plant and equipment - hotel, net	$ —	$ —	$ 33,355	$ 33,355
Total assets	$ 1,008,601	$ 407,833	$ 36,400	$ 1,452,834
Total liabilities	$ 710,236	$ 197,344	$ 23,680	$ 931,260

	Three months ended March 31, 2025			
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)			
Total revenues and other income	$ 20,825	$ 9,072	$ 2,885	$ 32,782
Gross profit	$ 9,896	$ 2,842	$ 1,148	$ 13,886
Finance expenses, net	$ 13,309	$ 2,281	$ 553	$ 16,143

15

PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 16 December 31, 2025 Strategic Opportunistic Properties Residential Homes Hotel Total (Audited) Investment properties $ 460,071 $ 360,598 $ — $ 820,669 Property plant and equipment - hotel, net $ — $ — $ 20,200 $ 20,200 Total assets $ 612,346 $ 374,731 $ 22,399 $ 1,009,476 Total liabilities $ 704,231 $ 200,772 $ 23,642 $ 928,645 Year ended December 31, 2025 Strategic Opportunistic Properties Residential Homes Hotel Total (Audited) Total revenues and other income $ 77,256 $ 36,940 $ 7,597 $ 121,793 Gross profit $ 29,829 $ 14,322 $ 1,320 $ 45,471 Finance expenses, net $ 64,677 $ 9,430 $ 2,029 $ 76,136 NOTE 6: SIGNIFICANT EVENTS DURING THE REPORTING PERIOD POCA Advisory Agreement Termination On January 23, 2026, Pacific Oak Strategic Opportunity REIT, Inc. terminated its advisory agreement with Pacific Oak Capital Advisors, LLC (“POCA”), effective January 31, 2026. As a result, the back-to-back agreement between Pacific Oak Strategic Opportunity REIT, Inc. and the Company was also terminated. Amounts presented as due to affiliates in the condensed consolidated statements of financial position primarily represent unpaid historical asset management fees incurred under the now-terminated back-to-back agreement. Westdale Asset Management, Ltd. (“Westdale”) On January 22, 2026, the Company entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company’s assets (other than those held through PORT). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale. R2 Advisors, LLC (“R2”) On January 23, 2026, the Company entered into a management services agreement with R2. R2 provides the Company with accounting advisory services and is majority-owned and controlled by Ryan Schluttenhofer, the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursement of expenses. Brian Ragsdale Management Agreement PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 17 On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million. Chairman and Chief Executive Officer Appointment On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar’s responsibilities are customary for a person in his position and are exercised in accordance with the Company’s bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days’ notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT. Madison Square Receivership In March 2026, the lender under the mortgage loan secured by the Madison Square property obtained a court-appointed receiver to assume control over the operations and management of the Madison Square property and to oversee the potential disposition of the asset. Management determined that the appointment of the receiver resulted in the Company losing control of the Madison Square property under IFRS 10. Accordingly, the Company deconsolidated the investment property of $24.7 million and mortgage loan of $20.0 million and related assets and liabilities and recognized a gain on deconsolidation of subsidiary of $0.6 million in the accompanying condensed consolidated statements of profit or loss. The Company has a guarantee obligation associated with the mortgage loan related to the Madison Square property. As a result, the Company recognized a guarantee obligation of approximately $1.9 million as of March 31, 2026. The guarantee obligation is included within other liabilities in the accompanying condensed consolidated statements of financial position. Sale of Financial Assets The Company completed the sale of equity securities of 49 million shares of its 64 million shares in the Keppel Pacific Oak US REIT on the Singapore Exchange for proceeds of $7.9 million. As of March 31, 2026, the Company had 15 million shares remaining, all of which were disposed of subsequent to March 31, 2026. PORT and POCA Loan On January 29, 2026, the Company’s owner shared a notice of default and reservation of rights letter (the “Notice”) from POCA, the predecessor advisor through January 31, 2026. The Notice relates to the POCA Loan and alleges, among other things, that no interest has ever been paid on the loan and, as a result, the loan is in default and all principal and accrued interest are now due. The Notice also alleges that default interest of 15.0% is now accruing and that more collateral is required under the related pledge agreement. On March 27, 2026, the Company received a letter from POCA to PORT asserting a notice of default under the bridge loan and indicated its intent to enforce related collateral and direct certain proceeds. As of March 31, 2026, the principal balance of this loan is $10.0 million. Refer to Note 7 for additional details. Park Highlands Series A2 Preferred Shares In March 2026, the sole shareholder of the Company’s 1,927 outstanding Series A2 preferred shares filed a petition with the Tel Aviv District Court seeking recognition as a party in interest as part of the debt arrangement proposed by the Bondholders. The court approved this petition, and the sole shareholder has been recognized as a party in interest in the arrangement. The aggregate value of the Series A2 preferred shares is approximately $1.9 million. NOTE 7: SUBSEQUENT EVENTS The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued. PORT Refinancing PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 18 On May 8, 2026, Pacific Oak Residential Trust, Inc. (“PORT”), an indirect wholly owned subsidiary of the Company, completed the senior secured refinancing of PORT’s approximately 2,077-home single-family residential portfolio with Klirmark Opportunity Fund IV, LP. The loan was for $216.0 million bearing interest of Secured Overnight Financing Rate (“SOFR”) plus 4.75%, with a SOFR floor of 3.0%, financing terms include a $10.0 million interest reserve, a maintained three-month reserve for taxes, insurance, HOA fees, capex and property maintenance, and distribution of certain allowable amounts at closing with additional amounts subject to certain release conditions. The loan contains certain covenants, including requiring 150 homes to be sold in the first six months and at least 100 homes per quarter thereafter, and related reserve, loan-to-value and default-based release conditions. PORT Board Restructuring Between March and April 6, 2026, all five members of the Board of Directors of PORT, including Mike Gough, Manager of PORT, and Keith Hall, former CEO and Director of the Company, had resigned. The resignations were part of a reconstitution of the PORT Board, following recommendations from the Company’s Board, which includes the appointment of two new directors, a Chief Accounting Officer, and the appointment of a Chief Restructuring Officer which was conditional on the refinancing timing. The reconstituted PORT Board and Chief Restructuring Officer were expected to support the Company’s strategy for the orderly retail sale of its residential homes portfolio and to advance the evaluation and execution of strategic alternatives. There can be no assurance regarding the timing, outcome, or success of these initiatives. PORT and POCA Loan On April 21, 2026, POCA delivered an additional demand directing PORT to transfer and re-register certain pledged equity interests into POCA’s name, together with a purported UCC transfer statement. The Company believes it has meritorious defenses to POCA’s asserted rights, remedies and demands, including the requested transfer and re-registration of PORT shares, and intends to vigorously defend against such claims while evaluating available claims, defenses and counterclaims against POCA in its capacity as the Company’s prior advisor. Given the early stage of the matter, the disputed issues, and the potential assertion of counterclaims, the Company is unable to determine the likelihood of an unfavorable outcome or reasonably estimate a range of possible loss, if any. Accordingly, no provision was recorded as of March 31, 2026. Lincoln Court Sale Subsequent to March 31, 2026, at the direction of the lender under the Lincoln Court Mortgage Loan, the Company entered into a purchase and sale agreement for the disposition of the related investment property for a purchase price of $24.6 million. The transaction closed on May 7, 2026. At the time of closing, the outstanding principal balance of the mortgage loan was approximately $31.3 million. In connection with the closing, the lender released its lien on the property and the Company was fully discharged from its obligations under the mortgage loan, including any related guaranty. Richardson Land Sale Subsequent to March 31, 2026, the Company entered into a purchase and sale agreement for the sale of approximately 25.4 acres of undeveloped land located in Richardson, Texas (the “Richardson Land”) for $12.5 million. The agreement provides for closing to occur within approximately 15 days following the expiration of a 30-day inspection period, subject to the satisfaction of customary closing conditions, including satisfactory title review, the absence of legal proceedings affecting the transaction, and receipt of required approvals. As a result of entering into the agreement, the Company recognized a $5.5 million increase in fair value, which was recorded as fair value adjustment of investment properties, net in the accompanying condensed statements of profit or loss. 110 William Contributions Subsequent to March 31, 2026, the joint venture partner of the 110 William Joint Venture approved the recognition of previously expensed contributions the Company made to the 110 William Joint Venture. As a result of the approval, the Company recognized a gain of $4.1 million as other income (loss), net, in the accompanying interim consolidated statements of profit or loss. PACIFIC OAK SOR (BVI) HOLDINGS LTD. NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS 19 WhiteHawk Default Notice Subsequent to March 31, 2026, the Company received notices of events of default, reservation of rights, and demands for payment from WhiteHawk Capital Partners LP (“WhiteHawk”), in its capacity as administrative agent and collateral agent under the Company’s credit agreement dated July 29, 2025. The notices asserted, among other things, that (i) certain restrictive agreements entered into in favor of holders of the Company’s debt constituted breaches of the credit agreement, and (ii) insolvency proceedings commenced against the Company constituted additional events of default under the credit agreement. WhiteHawk asserted that, as a result of such events of default, all obligations under the credit agreement, including applicable exit fees and default interest, were immediately due and payable and reserved all rights and remedies available under the loan documents and applicable law. In addition, WhiteHawk issued demands for immediate payment and performance under certain guaranties provided by Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, the Company’s subsidiaries. On May 28, 2026, the Company received notice that Whitehawk filed claims in New York court against one of the Company’s wholly owned subsidiaries, Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, each provided full financial guarantees in connection with the loan. In the claims, the lender seeks, among other things, damages for an alleged breach of the loan agreement, legal costs, and additional relief. The notices include a summons requiring a response within 20 days of service. The Company and the guarantor subsidiaries are reviewing the claims, may dispute them, and are working with their U.S. advisors while concurrently negotiating with the lender. There can be no assurance as to the outcome of the proceedings or the completion of the Park Highlands land sale transaction on its existing terms. However, as of the date of this report, the Company has not been notified of any change to the transaction timetable, and it continues to proceed as planned. Bond Restructuring Subsequent to March 31, 2026, the Company continued to advance discussions with the trustee and representatives of the holders of its Series B and Series D debentures regarding a proposed debt arrangement, and creditor meetings were held to approve the proposed arrangement and authorize related implementation actions, including amendments to the deeds of trust. The proposed arrangement includes, among other things, amendments to the debenture repayment schedule and interest terms, use of interest reserve funds, mandatory early redemption rights, revised immediate repayment and collateral provisions, additional pledges and guarantees, and enhanced coordination rights for debenture holders; however, there can be no assurance that the arrangement will be completed, implemented on the terms proposed, or result in full repayment of the Company’s obligations. - - - - - - - - - - - - - - - - - - -

Exhibit 99.2 This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail. PACIFIC OAK SOR (BVI) HOLDINGS, LTD. PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY March 31, 2026 (Unaudited) PACIFIC OAK SOR (BVI) HOLDINGS, LTD. PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY AS OF MARCH 31, 2026 (UNAUDITED) U.S. DOLLARS IN THOUSANDS INDEX Page Special Report Presented Pursuant to Regulation 38d 2 Financial Information from the Consolidated Statements of Financial Position Attributable to the Company 3 Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company 4 Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company 5 Additional Information 6 - - - - - - - - - - - 2 Special Report in accordance with Regulation 38d Financial Information and Financial Data from the Consolidated Financial Statements Attributable to the Company Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of March 31, 2026, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970. 3 To: The shareholders of Pacific Oak SOR (BVI) Holdings LTD Dear Sirs/Mmes., Re: Special report to the review of the separate interim financial information in accordance with Regulation 38d to the Securities Regulations (Periodic and Immediate Reports), 1970 Introduction We have reviewed the separate interim financial information presented in accordance with Regulation 38d of the Israeli Securities Regulations (Periodic and Immediate Reports), 1970 of Pacific Oak SOR (BVI) Holdings LTD ("the Company") as of September 30, 2025, and for the nine and three months then ended. The Company's board of directors and management are responsible for the separate interim financial information. Our responsibility is to express a conclusion on the separate interim financial information based on our review. Scope of review We conducted our review in accordance with Review Standard 2410 of the Institute of Certified Public Accountants in Israel, "Review of Interim Financial Information Performed by the Independent Auditor of the Entity." A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in Israel and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion. Conclusion Based on our review, nothing has come to our attention that causes us to believe that the accompanying separate interim financial information is not prepared, in all material respects, in accordance with Regulation 38d of the Israeli Securities Regulations (Periodic and Immediate Reports), 1970. Emphasis of matter Without qualifying our above conclusion, we draw attention to Note 1B to the interim financial information regarding the company's business condition and doubts regarding the Company's ability to continue as a going concern. As of March 31, 2026, the Company had a working capital shortfall amounting to $590.9 million, primarily attributed to loans and bonds maturing (contractually or as a result of various defaults with lenders) in the year following the date of the statement of financial position. Additionally, As of March 31, 2026, the Company was non-compliant with the minimal consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series B and D bonds. On January 27, 2026, S&P Global Ratings Maalot Ltd. announced that it had downgraded the rating of the Company’s Series B and Series D bonds from ILB to ILCCC. In addition, on February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. To meet its obligations maturing within the next year, as stated above, the company anticipates generating cash flows from operating activities, proceeds with additional assets and securities sales, loans refinancing, and successful negotiations with the bond holders. Such plans are not under the exclusive control of the company, and therefore there is uncertainty regarding the company's ability to implement its plans and fulfill its obligations upon their due date. As a result, there are significant doubts regarding the Company's ability to continue as a going concern. The financial information does not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company was unable to continue as a going concern. Additionally, we draw attention to Note 1C regarding the request a petition for certification of a class action against the Company and certain company's officers. Tel-Aviv, Israel KOST FORER GABBAY & KASIERER May 31, 2026 A Member of Ernst & Young Global Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel Tel: +972-3-6232525 ey.com

4

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	March 31,		December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands		
ASSETS			
NON-CURRENT ASSETS			
Investments in investees	$ 396,598	$ 820,977	$ 400,139
Restricted cash	—	4,655	—
	396,598	825,632	400,139
CURRENT ASSETS			
Cash and cash equivalents	626	615	622
Restricted cash	4,251	8,540	10,870
	4,877	9,155	11,492
TOTAL ASSETS	$ 401,475	$ 834,787	$ 411,631

EQUITY	$ 59,693	$ 517,521	$ 80,489
NON-CURRENT LIABILITIES			
Bonds payable, net	—	188,483	—
CURRENT LIABILITIES			
Accounts payable and accrued liabilities	19,183	3,782	11,813
Bonds payable	304,937	104,421	302,004
Due to owner	17,662	20,580	17,325
	341,782	128,783	331,142
TOTAL LIABILITIES	341,782	317,266	331,142
TOTAL EQUITY AND LIABILITIES	$ 401,475	$ 834,787	$ 411,631

The accompanying notes are an integral part of the condensed interim financial data.

May 31, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of financial statements	Schluttenhofer, Ryan Chief Accounting Officer	Nakar, Ronen Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

5

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands		
Share of loss from investees, net	$ (7,829)	$ (2,396)	$ (355,991)
Asset management fees	(1,506)	(2,657)	(9,641)
Restructuring charges	(721)	—	(1,508)
General and administrative expenses	(1,793)	(491)	(3,622)
Operating loss	(11,849)	(5,544)	(370,762)
Finance expense	(6,767)	(7,018)	(30,773)
Finance income	68	110	501
Loss on extinguishment of debt	—	—	(1,910)
Foreign currency transaction (loss) gain, net	(2,248)	5,984	(40,556)
Net loss	$ (20,796)	$ (6,468)	$ (443,500)
Total comprehensive loss	$ (20,796)	$ (6,468)	$ (443,500)

The accompanying notes are an integral part of the condensed interim financial data.

6

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands		
Cash flows from operating activities			
Net loss	$ (20,796)	$ (6,468)	$ (443,500)
Adjustments to reconcile net loss to net cash used in by operating activities:			
Share of loss from investees	7,829	2,396	355,991
Finance expense	6,767	7,018	30,773
Finance income	(68)	(110)	(501)
Distribution from investees, net	—	12,304	26,566
Foreign currency transaction adjustments, net	2,248	(5,984)	40,556
Loss on extinguishment of debt	—	—	1,910
Changes in operating assets and liabilities:			
Accounts payable and accrued liabilities	1,125	123	670
Restricted cash for operational expenditures	158	(371)	1,504
Due to affiliates	337	614	(3,808)
Net cash provided by (used in) operating activities	(2,400)	9,522	10,161
Cash flows from investing activities			
Distributions (to) from investees, net	(4,287)	13,813	66,796
Finance income	68	110	501
Net cash (used in) provided by investing activities	(4,219)	13,923	67,297
Cash flows from financing activities			
Payment on bonds payable	—	(21,184)	(62,595)
Payments of deferred financing costs	—	(231)	—
Interest paid	—	(10,331)	(26,746)
Release of restricted cash	6,623	261	2,729
Proceeds from loan from owner	—	8,000	10,000
Net cash used in by financing activities	6,623	(23,485)	(76,612)
Effect of exchange rate changes on cash and cash equivalents	—	(49)	(928)
Increase (decrease) in cash	4	(89)	(82)
Cash, beginning of the period	622	704	704
Cash, end of the period	$ 626	$ 615	$ 622
Supplemental Disclosure of Noncash Activities:			
Asset management fee payable	$ 6,458	$ 13,938	$ 7,415

The accompanying notes are an integral part of the condensed interim financial data.

7

PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information U.S. dollars in thousands 8 NOTE 1: BASIS OF PREPARATION a. Separate financial information is prepared in a condensed format as of March 31, 2026 and for the three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970. Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2025 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements). b. As of March 31, 2026, the Company had a working capital shortfall amounting to $336.9 million, primarily attributed to bonds outstanding of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026) (“Series Bonds”), which includes Series B bonds (388.3 million Israeli new Shekels or $122.7 million as of March 31, 2026) and Series D bonds (587.0 million Israeli new Shekels or $185.5 million as of March 31, 2026) maturing within 12 month period from the date of the statement of the financial position and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds. As of March 31, 2026, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series Bonds. Refer to Note 4 for additional details. On January 27, 2026, S&P Global Ratings Maalot Ltd. announced that it had downgraded the rating of the Company’s Series B and Series D bonds from ILB to ILCCC. In addition, on February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. These downgrades were updated after September 30, 2025, when the Company’s Series Bonds were downgraded from ilBBB to ilB by S&P Global Ratings Maalot Ltd. and this constituted an event of default and as a result, the bondholders have the right to declare the Series Bonds of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026) immediately due and payable. In July 2025, the Company completed a secured financing transaction of $80.0 million with WhiteHawk Capital Partners LP (the “WhiteHawk Loan”) and as a result of completing this transaction, a trustee that represents the bondholders of the Series Bonds (the “Trustee”), alleging potential breaches of duty, see below “Negotiations between the Company and the Trustee and the representatives of the holders of the Series Bonds (the “Bondholders”) for further details. Additionally, as a result of the downgrade on the Series Bonds, the Company also triggered an event of default with the WhiteHawk Loan of $80.0 million. As of the approval date of the condensed financial data, in order for the Company’s investees to continue their regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and representatives of the Bondholders, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company’s investees will be successful in implementing its plans and fulfill existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. c. Class Action Suit On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of March 31, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.6–$46.0 million as of March 31, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed. PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information U.S. dollars in thousands 9 d. Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended March 31, 2026. The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations: 1. Series Bonds Deferral On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026. 2. Board of Directors On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026. 3. Approval of Loan with Klirmark Opportunity Fund IV, LP On April 28, 2026, assemblies of Series B and Series D debenture holders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to $4.0 million, instead of $8.0 million. 4. Approval of Proposed Debt Arrangement On April 27, 2026, assemblies of Series B and Series D debenture holders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust. 5. Objection to Filing Insolvency Proceedings On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026. 6. Refinancing of the PORT Property Portfolio On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio, held through investees. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. 7. Exemption from Liability for Officers and Management Company On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company. 8. Deferral of Debenture Payment Dates Meetings of the Bondholders approved several resolutions to defer repayment dates. On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month. On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026. 9. Use of Interest Cushion Funds PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information U.S. dollars in thousands 10 As of March 31, 2026 the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of March 31, 2026, the full facility of $10.0 million remained outstanding. 10. Asset Management Transition (Westdale) On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 2 for additional details. 11. Management Agreement with R2 Advisors, LLC On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 2 for additional details. 12. Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares held through the Company's investees, subject to approvals by the representative body and U.S. counsel. 13. Debt Arrangement Proposals On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings. 14. Transactions Relating to Sale of PORT Properties On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes. 15. Corporate structure and separation from POCA Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 6 for additional details. 16. Changes in directors and officers During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 6 for additional details. e. Restructuring Events Bondholder Request to the Israeli Court and Related Debt Agreement In February 2026, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law. The proposed arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information U.S. dollars in thousands 11 oversight and specified enforcement rights upon certain events of default. As of the approval date of the interim condensed consolidated financial statements, the proposed debt arrangement is still under review. REIT Support In connection with the proposed debt arrangement, upon execution, the Company and the REIT would enter into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed. S&P Global Rating Cessation On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date, the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion. NOTE 2: SIGNIFICANT EVENTS DURING THE REPORTING PERIOD Israeli Bond Financings The deeds of trust that govern the terms of the Series Bonds contain various financial covenants. The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026; and (iv) the consolidated scope of projects was $0 as of March 31, 2026. The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) and the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026. As of March 31, 2026, the Company was not in compliance with financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement. POCA Advisory Agreement Termination On January 23, 2026, Pacific Oak Strategic Opportunity REIT, Inc. terminated its advisory agreement with Pacific Oak Capital Advisors, LLC (“POCA”), effective January 31, 2026. As a result, the back-to-back agreement between Pacific Oak Strategic Opportunity REIT, Inc. and the Company was also terminated. Amounts presented as due to affiliates in the condensed consolidated statements of financial position primarily represent unpaid historical asset management fees incurred under the now-terminated back-to-back agreement. Westdale Asset Management, Ltd. (“Westdale”)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD. Additional Information U.S. dollars in thousands 12 On January 22, 2026, the Company entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company’s assets (other than those held through PORT). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale. R2 Advisors, LLC (“R2”) On January 23, 2026, the Company entered into a management services agreement with R2. R2 provides the Company with accounting advisory services and is majority-owned and controlled by Ryan Schluttenhofer, the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursement of expenses. Brian Ragsdale Management Agreement On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million. Chairman and Chief Executive Officer Appointment On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar’s responsibilities are customary for a person in his position and are exercised in accordance with the Company’s bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days’ notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT. NOTE 3: SUBSEQUENT EVENT The Company evaluates subsequent events up until the date the consolidated financial statements are issued. Bond Restructuring Subsequent to March 31, 2026, the Company continued to advance discussions with the trustee and representatives of the holders of its Series B and Series D debentures regarding a proposed debt arrangement, and creditor meetings were held to approve the proposed arrangement and authorize related implementation actions, including amendments to the deeds of trust. The proposed arrangement includes, among other things, amendments to the debenture repayment schedule and interest terms, use of interest reserve funds, mandatory early redemption rights, revised immediate repayment and collateral provisions, additional pledges and guarantees, and enhanced coordination rights for debenture holders; however, there can be no assurance that the arrangement will be completed, implemented on the terms proposed, or result in full repayment of the Company’s obligations. - - - - - - - - - - - - - - - - - - PACIFIC OAK SOR (BVI) Holdings Ltd. Chapter C Director Statements Chapter C - Quarter Report on Effectiveness of Internal Control over Financial Reporting and Disclosure Quarterly Report on the Effectiveness of Internal Control over Financial Reporting and Disclosure Pursuant to Regulation 38C(a) of the Regulations The management of Pacific Oak SOR (BVI) Holdings Ltd. ("the Corporation"), under the supervision of the Corporation's Board of Directors, is responsible to set and maintain proper internal control over financial reporting and disclosure by the Corporation. For this matter, management consists of: Ronen Nakar, Chairman of the Board and CEO; Ryan Schluttenhofer, Chief Accounting Officer (hereinafter: "Most senior financial officer"); The internal auditing of the financial reports and disclosure includes the existing controls and procedures in the corporation, which were planned by the Chief Executive Officer and the senior corporate financial officers or under their supervision, or by someone who in practice carries out these functions, under the supervision of the corporation‘s Board of Directors, which are intended to provide a reasonable degree of confidence regarding the reliability of financial reporting and the preparation of the reports according to the instructions of the law and to ensure that the information which the corporation is required to disclose in the reports that it publishes according to the instructions of the law is gathered, processed, summarized and reported on the dates and in the format dictated by law. The internal auditing includes, among other things, audits and procedures that were planned to ensure that the information which the corporation is required to disclose was accumulated and submitted to the corporation‘s Executive, including the Chief Executive Officer and the senior corporate financial officer or someone who in practice fulfills these functions, in order to facilitate decision making at the appropriate time, with regard to the disclosure requirement. Due to its structural constraints, internal auditing of financial reporting and disclosure is not intended to fully guarantee that a biased presentation or the omission of information in the reports will be avoided or discovered. In the annual report on the effectiveness of the internal auditing of financial reporting and disclosure that was attached to the report for the period ended on December 31, 2025 (hereafter: "the last annual report on internal auditing"), the Board of Directors and the Executive assessed the corporation‘s internal auditing. Based on that assessment, the Board of Directors and the Executive of the corporation arrived at the conclusion that the aforementioned internal auditing, as of December 31, 2025 is not effective. 2 During the second quarter of 2026, the Company engaged an external consultant to support and implement ISOX processes and commenced the formulation of a Remediation Plan. The plan is expected to include, among other things, the renewal and implementation of ISOX requirements, the remediation and implementation of relevant work processes and controls, as well as strengthening documentation mechanisms and evidence retention to substantiate control execution. The Company continues to act towards completing the implementation of the plan during 2026, and a re-evaluation of the effectiveness of internal control will be conducted at year-end.

3 Certification by the CEO pursuant to Regulation 38C(d)(1) I, the undersigned, Ronen Nakar, serving as CEO of the company, hereby certify as follows; 1. I have examined the periodic report of Pacific Oak SOR (BVI) Holdings Ltd. (hereafter: the "Corporation") for the first quarter of the year 2026 (hereafter: the "reports"). 2. To the best of my knowledge, the reports do not include any incorrect presentation of a material fact and no material fact has been left out of them that would be necessary for the presentations in them, in light of the circumstances in which those presentations were included, not to be misleading with regard to the reporting period. 3. To the best of my knowledge, the financial statements and other financial information included in the reports accurately reflects, from all material perspectives, the financial situation, the results of activity and the cash flow of the corporation as of the dates and for the periods of the reports. 4. I have disclosed the following to the corporations auditing accountant, to the Board of Directors and to the balance sheet Committee of the corporation’s, based on my most recent assessment of the internal auditing of financial reporting and disclosure: a) All the significant faults and material weaknesses in the determination or implementation of the internal auditing of financial reporting and disclosure that are reasonably likely to adversely affect the ability of the corporation to gather, process, summarize or report financial information in a way that will create doubt in the reliability of the financial reports and the preparation of the financial reports according to the instructions of the law; and also b) Any fraud, whether material or not, in which the Chief Executive Officer or someone directly under him was involved or in which other workers who have a significant function in the internal auditing of financial reporting and disclosure were involved. 5. I, alone or together with others in the corporation: a) have determined audits and procedures or have verified the determination and existence of audits and procedures under my supervision, which are meant to ensure that significant information related to the company, including its consolidated companies as defined in the Securities Regulations (Annual Financial Reports) - 2010, is brought to my attention by others in the corporation and in the consolidated companies, and in particular during the period of the preparation of the reports; and also 4 b) have determined audits and procedures or have verified the determination and existence of audits and procedure under my supervision, which are intended to ensure to a reasonable degree the reliability of the financial reporting and the preparation of the financial reports in accordance with the instructions of the law, including in accordance with generally accepted accounting principles; and also c) No event or matter during the course of the period between the date of the last report (annual report for the year 2025) and the date of this report has been brought to my attention that would change the conclusion of the Board of Directors and the Executive with respect to the effectiveness of the internal auditing of the corporation‘s financial reporting and disclosure. The above does not detract from my responsibility or the responsibility of any other person, according to any law. Ronen Nakar, CEO Date: May 31, 2026 5 Certification by most senior financial officers pursuant to Regulation 38C(d)(2) I, the undersigned, Ryan Schluttenhofer, Chief Accounting Officer, hereby certify as follows: 1. I have examined the periodic report of Pacific Oak SOR (BVI) Holdings Ltd. (hereafter: the: "Corporation") for the first quarter of the year 2026 (Hereafter: the: "reports or the interim reports"). 2. To the best of my knowledge, the interim financial statements and other financial information do not include any incorrect presentation of a material fact and no material fact has been left out of them that would be necessary for the presentations in them, in light of the circumstances in which those presentations were included, not to be misleading with regard to the reporting period. 3. To the best of my knowledge, the interim financial statements and other financial information included in the interim reports accurately reflect, from all material perspectives, the financial situation, the results of activity and the cash flow of the corporation as of the dates and for the periods of the reports. 4. I have disclosed to the corporation’s auditing accountant, to the Board of Directors and to the balance sheet committee of the corporation's Board of Directors, based on our most recent assessment of the internal auditing of financial reporting and disclosure: a) All the significant faults and material weaknesses in the determination or implementation of the internal auditing of financial reporting and disclosure, to the extent that it relates to the interim financial statements and other financial information included in the reports for the interim period that are reasonably likely to adversely affect the ability of the corporation to gather, process, summarize or report financial information in a way that will create doubt in the reliability of its financial reporting and the preparation of the financial reports according to the instructions of the law; and also- b) Any fraud, whether material or not, in which the Chief Executive Officer or someone directly under him was involved or in which other workers who have a significant function in the internal auditing of financial reporting and disclosure were involved. 5. I, alone or together with others in the corporation: a) Have put in place audits and procedures or have verified the existence of audits and procedures under our supervision, which are meant to ensure that significant information related to the company, including its consolidated companies as defined in the Securities Regulations (Annual Financial Reports) - 2010, is brought to our attention by 6 others in the corporation and in the consolidated companies, and in particular during the period of the preparation of the reports; and also b) Have put in place audits and procedures or have verified the existence of audits and procedures under our supervision, which are intended to ensure to a reasonable degree the reliability of the financial reporting and the preparation of the financial reports in accordance with the instructions of the law, including in accordance with generally accepted accounting principles. c) No event or matter has been brought to our attention which occurred during the course of the period between the date of the last report (annual report for the year 2025) and the date of this report that relates to the interim financial statements and any other financial information that is included in the reports for the interim period, that would change the conclusion of the Board of Directors and the Executive with respect to the effectiveness of the internal auditing of the corporation‘s financial reporting and disclosure. The above does not detract from our responsibility or the responsibility of any other person, according to any law. Ryan Schluttenhofer, Chief Accounting Officer Date: May 31, 2026